EXHIBIT 99.1

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                                  dated as of

                                November 4, 2005


                                     among

                               SYSCO CORPORATION

                                      and

      SYSCO INTERNATIONAL, CO., a Nova Scotia unlimited liability company as Borrowers,


                           THE LENDERS PARTY HERETO,


                           JPMORGAN CHASE BANK, N.A.,
                         as U.S. Administrative Agent,


                                      and


                   JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
                        as Canadian Administrative Agent
                            ________________________


           BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI, LTD.,
             SUNTRUST BANK AND WACHOVIA BANK, NATIONAL ASSOCIATION,
                            AS CO-SYNDICATION AGENTS

              WELLS FARGO BANK, N.A. AND TD SECURITIES (USA) LLC,
                           AS CO-DOCUMENTATION AGENTS

                      J.P. MORGAN SECURITIES INC., AS SOLE
                       BOOKRUNNER AND SOLE LEAD ARRANGER


===============================================================================
                                               [CS&M Reference No. 6701-546]

                               TABLE OF CONTENTS


ARTICLE I  Definitions.........................................................1

  SECTION 1.01.  Defined Terms.................................................1
  SECTION 1.02.  Classification of Loans and Borrowings.......................20
  SECTION 1.03.  Terms Generally..............................................21
  SECTION 1.04.  Accounting Terms; GAAP.......................................21
  SECTION 1.05.  Exchange Rate Calculations...................................21

ARTICLE II  The Credits.......................................................21

  SECTION 2.01.  Commitments..................................................21
  SECTION 2.02.  Loans and Borrowings.........................................22
  SECTION 2.03.  Requests for Revolving Borrowings............................23
  SECTION 2.04.  Swingline Loans..............................................24
  SECTION 2.05.  Letters of Credit............................................25
  SECTION 2.06.  Funding of Borrowings and B/A Drawings.......................29
  SECTION 2.07.  Bankers' Acceptances.........................................30
  SECTION 2.08.  Interest Elections and Contract Periods......................33
  SECTION 2.09.  Termination and Reduction of Commitments.....................35
  SECTION 2.10.  Repayment of Loans and B/As; Evidence of Debt................36
  SECTION 2.11.  Prepayment of Loans..........................................36
  SECTION 2.12.  Fees.........................................................37
  SECTION 2.13.  Interest.....................................................39
  SECTION 2.14.  Alternate Rate of Interest...................................40
  SECTION 2.15.  Increased Costs..............................................40
  SECTION 2.16.  Break Funding Payments.......................................42
  SECTION 2.17.  Taxes........................................................42
  SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs..43
  SECTION 2.19.  Mitigation Obligations; Replacement of Lenders...............45
  SECTION 2.20.  Increase in Commitments......................................46
  SECTION 2.21.  Extension of Maturity Date...................................48

ARTICLE III  Representations and Warranties...................................49

  SECTION 3.01.  Organization; Powers.........................................49
  SECTION 3.02.  Authorization; Enforceability................................49
  SECTION 3.03.  Governmental Approvals; No Conflicts.........................49
  SECTION 3.04.  Financial Condition; No Material Adverse Change..............49
  SECTION 3.05.  Properties...................................................50
  SECTION 3.06.  Litigation and Environmental Matters.........................50
  SECTION 3.07.  Subsidiaries.................................................50
  SECTION 3.08.  Compliance with Laws and Agreements..........................51
  SECTION 3.09.  Investment and Holding Company Status........................51


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  SECTION 3.10.  Taxes........................................................51
  SECTION 3.11.  ERISA........................................................51
  SECTION 3.12.  Disclosure...................................................51

ARTICLE IV  Conditions........................................................51

  SECTION 4.01.  Effective Date...............................................51
  SECTION 4.02.  Each Credit Event............................................53

ARTICLE V  Affirmative Covenants..............................................53

  SECTION 5.01.  Financial Statements; Ratings Change and Other Information...53
  SECTION 5.02.  Notices of Material Events...................................55
  SECTION 5.03.  Existence; Conduct of Business...............................55
  SECTION 5.04.  Payment of Obligations.......................................56
  SECTION 5.05.  Maintenance of Properties; Insurance.........................56
  SECTION 5.06.  Books and Records; Inspection Rights.........................56
  SECTION 5.07.  Compliance with Laws.........................................56
  SECTION 5.08.  Use of Proceeds..............................................56

ARTICLE VI  Negative Covenants................................................57

  SECTION 6.01.  Liens........................................................57
  SECTION 6.02.  Sale and Lease-back Transactions; Swap Agreements............59
  SECTION 6.03.  Ratio of Indebtedness to Capitalization......................59
  SECTION 6.04.  Fiscal Year..................................................59
  SECTION 6.05.  Transactions with Affiliates.................................59
  SECTION 6.06.  Tax Returns..................................................59
  SECTION 6.07.  Consolidation, Merger or Acquisition.........................59
  SECTION 6.08.  Sales and Other Dispositions.................................60

ARTICLE VII  Events of Default................................................61

  SECTION 7.01.  Events of Default............................................61
  SECTION 7.02.  CAM Exchange.................................................63
  SECTION 7.03.  Letters of Credit............................................64

ARTICLE VIII  Guarantee.......................................................66


ARTICLE IX  The Agents........................................................67


ARTICLE X  Miscellaneous......................................................69

  SECTION 10.01.  Notices.....................................................69
  SECTION 10.02.  Waivers; Amendments.........................................70


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  SECTION 10.03.  Expenses; Indemnity; Damage Waiver..........................71
  SECTION 10.04.  Successors and Assigns......................................73
  SECTION 10.05.  Survival....................................................75
  SECTION 10.06.  Counterparts; Integration; Effectiveness....................76
  SECTION 10.07.  Severability................................................76
  SECTION 10.08.  Right of Setoff.............................................76
  SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process..76
  SECTION 10.10.  WAIVER OF JURY TRIAL........................................77
  SECTION 10.11.  Headings....................................................77
  SECTION 10.12.  Confidentiality.............................................77
  SECTION 10.13.  Interest Rate Limitation....................................78
  SECTION 10.14.  Conversion of Currencies....................................78
  SECTION 10.15.  USA Patriot Act.............................................79
  SECTION 10.16.  Independence of Covenants...................................79
  SECTION 10.17.  FINAL AGREEMENT.............................................79
  SECTION 10.18.  Waiver of Notice of Termination Under Existing Credit
                  Agreement...................................................79




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SCHEDULES:

Schedule 2.01 - Commitments
Schedule 3.07 - Subsidiaries
Schedule 6.01 - Liens


EXHIBITS:

Exhibit A -- Form of Assignment and Assumption


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                    CREDIT  AGREEMENT dated as of November 4, 2005,  among SYSCO
               Corporation, a Delaware corporation, SYSCO International, Co., a Nova Scotia unlimited liability company, the Lenders party hereto, JPMorgan Chase Bank, N.A., as U.S. Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent.

     The parties hereto agree as follows:

                                   ARTICLE I
                                  Definitions

     SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Acquisition" has the meaning assigned to such term in Section 6.08.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by an Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agents"   means   the  U.S.   Administrative   Agent   and  the   Canadian
Administrative Agent.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the U.S. Prime Rate in effect on such day (or, in the case of Loans or Borrowings made by the Canadian Lenders pursuant to the Canadian Commitments denominated in U.S. Dollars, the rate per annum announced from time to time by the Canadian Administrative Agent as its U.S. base rate in effect at its office in Toronto) and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the U.S. Prime Rate, the U.S. base rate in effect in Toronto or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

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

     "Applicable Agent" means (a) with respect to a Loan or Borrowing made by the Company, and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the U.S. Administrative Agent, and (b) with respect to a Loan or Borrowing denominated in Canadian Dollars or B/A, the Canadian Administrative Agent.

     "Applicable Percentage" means (a) with respect to any U.S. Lender, the percentage of the aggregate U.S. Commitments represented by such Lender's U.S. Commitment or (b) with respect to any Canadian Lender, the percentage of the aggregate Canadian Commitments represented by such Lender's Canadian Commitment. If the U.S. Commitments or Canadian Commitments, as applicable, have terminated or expired, the Applicable Percentages shall be determined based upon the U.S. Commitments or Canadian Commitments, as applicable, most recently in effect, giving effect to any assignments.

     "Applicable Rate" means, for any day, with respect to any Eurodollar Revolving Loan or B/A Drawing, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar/ B/A Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt:


      INDEX DEBT RATINGS          FACILITY FEE RATE    EURODOLLAR/B/A SPREAD
      ------------------          -----------------    ---------------------

    Category 1
      AA- or higher by S&P
      Aa3 or higher by Moody's         0.04%                  0.13%

    Category 2
      A+ by S&P
      A1 by Moody's                    0.05%                  0.15%

    Category 3
      A by S&P
      A2 by Moody's                    0.06%                  0.19%

    Category 4
      A- by S&P
      A3 by Moody's                    0.07%                  0.28%

    Category 5
      BBB+ or lower by S&P
      Baa1 or lower by Moody's         0.10%                  0.35%

     For purposes of the foregoing, (i) if either S&P or Moody's shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings, i.e., that appearing in the numerically lower Category, unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the

Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Agents and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by an Agent, in the form of Exhibit A or any other form approved by an Agent.

     "Attributable Debt" means, with respect to any Sale and Leaseback Transaction not giving rise to Capital Lease Obligations, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction. Notwithstanding the foregoing, in the case of any lease subject to a Sale and Leaseback Transaction which is (or by its express terms will at some future date become) terminable by the lessee upon the payment of a penalty in a fixed amount, or in an amount which, as of such date of determination, is mathematically determinable with respect to the then earliest date upon which such lease may be so terminated (the "earliest termination date"), the lessee's rental obligation under such lease may at the Company's election be either (i) determined in accordance with the preceding sentence (disregarding the amount of any such termination penalty), or (ii) the sum of (a) the lessee's obligation (discounted, as aforesaid) for rental payments, if any, during the portion of the term ending on the earliest termination date, plus (b) the amount of such penalty (similarly discounted if, as of the date of determination, the earliest termination date has not yet occurred).

     "Augmenting  Lender"  has the  meaning  assigned  to such  term in  Section
2.20(a).

     "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

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

     "B/A" and "Banker's Acceptances" means a bill of exchange governed by the Bills of Exchange Act (Canada) or a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by the Canadian Borrower and accepted by a Canadian Lender in accordance with the terms of this agreement.

     "B/A Drawing" means B/As accepted and purchased on the same date and as to which a single Contract Period is in effect including any B/A Equivalent Loans made on the same date and as to which a single Contract Period is in effect. For greater certainty, all provisions of this Agreement which are applicable to B/As are also applicable, mutatis mutandis, to B/A Equivalent Loans.

     "B/A Equivalent Loan" has the meaning assigned to such term in Section 2.07(k).

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" means the Company or the Canadian Borrower.

     "Borrowing" means (a) Revolving Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) where the context requires, a B/A Drawing, or (c) a Swingline Loan.

     "Borrowing Minimum" means (a) in the case of a Borrowing denominated in U.S. Dollars, US$20,000,000 and (b) in the case of a Borrowing denominated in Canadian Dollars, Cdn.$20,000,000.

     "Borrowing Multiple" means (a) in the case of a Borrowing denominated in U.S. Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in Canadian Dollars, Cdn.$5,000,000.

     "Borrowing Request" means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, and (b) when used in connection with a Borrowing denominated in Canadian Dollars, the term "Business Day" shall also exclude any day on which banks are not open for business in Toronto.

     "Calculation Date" means the last Business Day of each calendar month and the date of each Notice of Borrowing with respect to a Loan or request for B/A, or request for a Letter of Credit.

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

     "CAM" means the mechanism for the allocation and exchange of interests in Loans and other extensions of credit hereunder and collections in respect thereof established in Section 7.02.

     "CAM Exchange" means the exchange of the Lender's interests provided for in
Section 7.02.

     "CAM Exchange Date" means the date on which any event referred to in paragraph (h) or (i) of Section 7.01 shall occur in respect of the Company.

     "CAM Percentage" means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate U.S. Dollar Equivalent (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Specified Obligations owed to such Lender (whether or not at the time due and payable) and such Lender's participations in undrawn amounts of Letters of Credit immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate U.S. Dollar Equivalent (as so determined) of the Specified Obligations owed to all the Lenders (whether or not at the time due and payable) and the aggregate undrawn amount of all Letters of Credit immediately prior to the CAM Exchange Date.

     "Canadian Administrative Agent" means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as Canadian administrative agent for the Lenders hereunder.

     "Canadian Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the interest rate per annum publicly announced from time to time by the Canadian Administrative Agent as its reference rate in effect on such day at its principal office in Toronto for determining interest rates applicable to commercial loans denominated in Canadian Dollars in Canada (each change in such reference rate being effective from and including the date such change is publicly announced as being effective) and (b) the interest rate per annum equal to the sum of (i) the CDOR Rate on such day (or, if such rate is not so reported on the Reuters Screen CDOR Page, the average of the rate quotes for bankers' acceptances denominated in Canadian Dollars with a term of 30 days received by the Canadian Administrative Agent at approximately 10:00 a.m., Toronto time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) from one or more banks of recognized standing selected by it) and (ii) 0.50% per annum.

     "Canadian Borrower" means SYSCO International, Co., a Nova Scotia unlimited liability company.

     "Canadian Commitment" means, with respect to each Lender, the commitment of such Lender to make Canadian Revolving Loans and to accept and purchase or arrange for the purchase of B/As hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Canadian Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.09, (b) increased from time to time pursuant to Section 2.20, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Canadian


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

Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Canadian Commitment, as applicable. The initial aggregate amount of the Lenders' Canadian Commitments is US$100,000,000.

     "Canadian Dollar Equivalent" means, on the date of determination, with respect to any amount in U.S. Dollars, the equivalent in Canadian Dollars of such amount determined by the U.S. Administrative Agent using the Exchange Rate then in effect.

     "Canadian   Dollars"   or  "Cdn.$"   means   lawful   currency  of  Canada.

     "Canadian Lender" means a Lender with a Canadian Commitment or Canadian Revolving Credit Exposure.

     "Canadian Resident" means at any time, a Person who at that time (a)(i) is not a non-resident of Canada for purposes of the Canadian Tax Act or (ii) is an authorized foreign bank deemed to be resident in Canada for purposes of Part XIII of the Canadian Tax Act and (b) in the case of any Canadian Revolving Loan to the Company, is making or holding such Canadian Revolving Loan as part of its Canadian banking business.

     "Canadian Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of such Lender's Canadian Revolving Loans denominated in U.S. Dollars outstanding at any time,
(b) the U.S. Dollar Equivalent of the aggregate principal amount of such Lender's Canadian Revolving Loans denominated in Canadian Dollars outstanding at such time and (c) the U.S. Dollar Equivalent of the aggregate face amount of the B/As accepted by such Lender and outstanding at such time.

     "Canadian Revolving Loan" means a Loan made by a Canadian Lender pursuant to Section 2.01(b).

     "Canadian Tax Act" means the Income Tax Act (Canada), as amended from time to time.

     "Capital   Lease"  means  any  lease  in  respect  of  which  the  lessee's obligations constitute Capitalized Lease Obligations.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capitalization" means, without duplication, at any date, the sum of the Indebtedness of the Company and the Subsidiaries outstanding on such date, plus the total capital represented by the capital stock of the Company outstanding on such date based, in the case of shares having a par value, upon their par value, and, in the case of shares having no par value, upon the value stated on the


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

books of the Company, plus the total amount of (or less the amount of any net deficits in) the contributed or capital surplus and the earned surplus (whether or not available for payment of dividends) of the Company and the Subsidiaries, all as would be shown on a Consolidated balance sheet of the Company and the Subsidiaries as at such date, prepared on a Consolidated basis, after due allowance for minority interests, in accordance with GAAP and after eliminating all intercompany items, plus the amount of any premium on capital stock of the Company not included in its surplus, plus the amount of any extraordinary or other non-recurring non-cash charges after July 2, 2005, other than any such charges with respect to the write-down or write-off of any inventory or accounts receivable or principal properties.

     "CDOR Rate" means, on any date, an interest rate per annum equal to the average discount rate applicable to bankers' acceptances denominated in Canadian Dollars with a term of 30 days (for purposes of the definition of "Canadian Alternate Base Rate") or with a term equal to the Contract Period of the relevant B/As (for purposes of the definition of "Discount Rate") appearing on the Reuters Screen CDOR Page (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Canadian Administrative Agent from time to time) at approximately 10:00 a.m., Toronto time, on such date (or, if such date is not a Business Day, on the next preceding Business Day)

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Class", when used in reference to (a) any Loan, Borrowing or Revolving Credit Exposure, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans, Canadian Revolving Loans or Swingline Loans, or, in the case of Revolving Credit Exposure, whether such Revolving Credit Exposure is U.S. Revolving Credit Exposure or Canadian Revolving Credit Exposure and (b) any Commitment, refers to whether such Commitment is a U.S. Revolving Commitment or a Canadian Revolving Commitment.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means a Canadian Commitment or a U.S. Commitment.

     "Commitment Increase" has the meaning assigned to such term in Section 2.20(b).

     "Company" means SYSCO Corporation, a Delaware corporation.

     "Consolidated" refers to the consolidation of the accounts of the Company and the Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in the preparation of the consolidated financial statements referred to in Section 3.04, except as otherwise expressly provided in Section 1.04.

     "Consolidated Total Assets" means the total assets of the Company and the Subsidiaries, on a Consolidated basis.

     "Contract Period" means, with respect to any B/A, the period commencing on the date such B/A is issued and accepted and ending on the date 30, 60 or 90 days (or, with the consent of each Canadian Lender, 180 days) thereafter, as the Canadian Borrower may elect; provided that if such Contract Period would end on a day other than a Business Day, such Contract Period shall be extended to the next succeeding Business Day.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Discount Proceeds" means, with respect to any B/A, an amount (rounded upward, if necessary, to the nearest Cdn.$.01) calculated by multiplying (a) the face amount of such B/A by (b) the quotient obtained by dividing (i) one by (ii) the sum of (A) one and (B) the product of (x) the Discount Rate (expressed as a decimal) applicable to such B/A and (y) a fraction of which the numerator is the Contract Period applicable to such B/A and the denominator is 365, with such quotient being rounded upward or downward to the fifth decimal place and .000005 being rounded upward.

     "Discount Rate" means, with respect to a B/A being accepted and purchased on any day, (a) for a Canadian Lender which is a Schedule I Lender, (i) the CDOR Rate applicable to such B/A or (ii) if the discount rate for a particular Contract Period is not quoted on the Reuters Screen CDOR Page, the arithmetic average (as determined by the Canadian Administrative Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1%) quoted to the Canadian Administrative Agent by the Schedule I Reference Lender as the percentage discount rate at which each such bank would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers' acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A, and (b) for a Canadian Lender which is a Non-Schedule I Lender, the lesser of (i) the CDOR Rate applicable to such B/A plus 0.10% per annum and (ii) the arithmetic average (as determined by the Canadian Administrative Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1%) quoted to the Canadian Administrative Agent by the Non-Schedule I Reference Lenders as the percentage discount rate at which each such bank would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers' acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A.

     "Disposition" has the meaning assigned to such term in Section 6.08.

     "dollars" or "$" refers to lawful money of the United States of America.

     "Effective  Date"  means  the date on which  the  conditions  specified  in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or

Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VII.

     "Exchange Rate" means, on any day, (a) for purposes of determining the U.S. Dollar Equivalent, the rate at which Canadian Dollars may be exchanged into U.S. Dollars and (b) for purposes of determining the Canadian Dollar Equivalent, the rate at which U.S. Dollars may be exchanged into Canadian Dollars, in each case as set forth on the Bloomberg Market Data Currencies Page for Canadian Dollars (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by the Canadian Administrative Agent in Toronto, Ontario) at 10:00 a.m., Local Time, on such day; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Canadian Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

     "Excluded Taxes" means, with respect to any Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) any withholding tax that is imposed (other than solely as a result of the operation of the CAM) (i) by the United States of America on payments made by the Company or (ii) by Canada (or any political subdivision thereof) on payments made by the Canadian Borrower, in any case to the extent such tax (A) is in effect and would apply as of the date such Lender, Agent or Issuing Bank becomes a party to this Agreement or (B) relates to payments received by a Lender Affiliate or a new lending office designated by such Lender and is in effect and would apply at the time such Lender Affiliate or such lending office is designated, in each case except to the extent that such Lender, Agent or Lender Affiliate (or assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 2.17(a), (d) any withholding tax that is attributable to such Lender's, Agent's or Issuing Bank's failure to comply with Section 2.17(e) and (e) Taxes imposed by any jurisdiction (i) in which a Borrower is not organized or resident for tax purposes, (ii) through which no payment is made by or on behalf of a Borrower under this Agreement, and (iii) with respect to which there is no other connection between the making of a payment by or on behalf of a Borrower under this Agreement and such jurisdiction that would directly result in the imposition of Taxes by such jurisdiction on that payment.

     "Existing Credit Agreement" means the Credit Agreement dated as of September 13, 2002, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank), as administrative agent.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the U.S. Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guaranteed Obligations" has the meaning assigned to such term in Article VIII.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Increase Effective Date" has the meaning assigned to such term in Section 2.20(b).

     "Increasing  Lender"  has the  meaning  assigned  to such  term in  Section
2.20(a).

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable or accrued liabilities, incurred or accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others and (g) all Capital Lease Obligations and Attributable Debt of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

     "Information Memorandum" means the Confidential Information Memorandum dated August 2005 relating to the Company and the Transactions.

     "Initial Loans" has the meaning assigned to such term in Section 2.20(b).

     "Interest Election Request" means a request by a Borrower to convert or continue a Borrowing or B/A Drawing in accordance with Section 2.08.

     "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan) or any Canadian Alternate Base Rate Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

     "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each participating Lender, nine or twelve months) thereafter, as the Company may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Eurodollar Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Issuing Bank" means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any U.S. Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lenders" means the U.S. Lenders and the Canadian Lenders. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender and the Issuing Bank.

     "Letter of Credit" means each letter of credit issued pursuant to this Agreement.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the U.S. Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which U.S. Dollar deposits of US$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the U.S. Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan" means a loan made by a Lender to a Borrower pursuant to this Agreement.

     "Local Time" means (a) with respect to a Loan or Borrowing denominated in U.S. Dollars, New York City time and (b) with respect to a Loan or Borrowing denominated in Canadian Dollars, or a B/A, Toronto time.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the ability of either Borrower to perform any of its obligations under this Agreement or (c) the rights of the Agents and the Lenders against either of the Borrowers under any material provision of this Agreement.

     "Material Letter of Credit" means a letter of credit issued for the account of the Company or any Subsidiary in an original face amount of US$1,000,000 or more.

     "Material Indebtedness" means Indebtedness (other than the Loans, Letters of Credit and B/A), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding US$150,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

     "Maturity Date" means, subject to extension pursuant to Section 2.21, November 4, 2010.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Worth" means, with respect to any Person, the excess, if any, of the assets of such Person over the liabilities of such Person, each to be determined in accordance with GAAP consistent with those applied in the preparation of the consolidated financial statements referred to in Section 3.04.

     "Non-Increasing Lender" has the meaning assigned to such term in Section 2.20.

     "Non-Schedule I Lender" means any Canadian Lender not named on Schedule I to the Bank Act (Canada).

     "Non-Schedule I Reference Lenders" means JPMorgan Chase Bank, N.A., Toronto Branch, Bank of America, N.A., The Bank of Tokyo-Mitsubishi, Ltd., Wachovia Bank, National Association and Wells Fargo Financial Corporation Canada.

     "Obligations" means the obligations of each Borrower hereunder in respect of the payment of (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all payments required to be made by the Company under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon and obligations to provide cash collateral, (c) all reimbursement obligations of the Canadian Borrower in respect of B/As accepted hereunder and (d) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers or either of them under this Agreement.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes or other similar charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Participant" has the meaning set forth in Section 10.04.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Permitted Investment" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within two years from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements and reverse repurchase agreements with a term of not more than one year for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

          (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000;

          (f) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (g) repurchase obligations with a term of not more than 30 days underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above;

          (h) "money market" preferred stock maturing within six months after issuance thereof or municipal bonds in each case issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency;

          (i) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P, Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency; and

          (j) shares of any money market mutual fund rated as least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody's or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (a) through (f) above.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee  pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Register" has the meaning assigned to such term in Section 10.04.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

     "Reset Date" is defined in Section 1.05.

     "Revolving Credit Exposure" means U.S. "Revolving Credit Exposure or Canadian Revolving Credit Exposure.

     "Revolving  Loan" means a U.S.  Revolving Loan or Canadian  Revolving Loan.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

     "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, with any Person whereby a seller or a transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease (whether pursuant to a Capital Lease or otherwise) or repurchase under an extended purchase contract, the same or similar property from the purchaser or the transferee of such property.

     "Schedule I Lender" means any Lender named on Schedule I to the Bank Act (Canada).

     "Schedule I Reference Lender" means TD Securities (USA) LLC.

     "Significant Subsidiary" has the meaning assigned to such term in Article VII.

     "Specified Obligations" means Obligations consisting of the principal and interest of Loans, reimbursement obligations in respect of any B/As accepted hereunder, reimbursement obligations in respect of LC Disbursements and fees payable hereunder to the Lenders

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the U.S. Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsequent Borrowings" has the meaning assigned to such term in Section 2.20(b).

     "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Company.

     "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement, provided that such term shall not include any forward or future contract entered into in the ordinary course of business by the Company or a Subsidiary which contemplates the actual delivery of a commodity and is not entered into for speculative purposes.

     "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any U.S. Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

     "Swingline Lender" means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

     "Swingline Loan" means a Loan made pursuant to Section 2.04.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement and each promissory note (if any) requested by a Lender as contemplated by Section 2.10(e), the borrowing of Loans hereunder, the issuance of Letters of Credit hereunder and purchase and acceptance of B/As hereunder, and the use of proceeds thereof.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the Canadian Alternate Base Rate.

     "U.S. Administrative Agent" means JPMorgan Chase Bank, N.A. in its capacity as U.S. administrative agent for the Lenders hereunder.

     "U.S. Commitment" means, with respect to each Lender, the commitment of such Lender to make U.S. Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's U.S. Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's U.S. Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its U.S. Commitment, as applicable. The initial aggregate amount of the Lenders' U.S. Commitments is US$400,000,000.

     "U.S. Dollars" or "US$" means lawful currency of the United States.

     "U.S. Dollar Equivalent" means, on any date of determination, (a) with respect to any amount in U.S. Dollars, such amount, and (b) with respect to any amount in Canadian Dollars, the equivalent in U.S. Dollars of such amount determined by the U.S. Administrative Agent using the Exchange Rate then in effect.

     "U.S. Lender" means a Lender with a U.S. Commitment or U.S. Revolving Credit Exposure.

     "U.S. Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "U.S. Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of such Lender's U.S. Revolving Loans outstanding at such time plus (b) such Lender's LC Exposure and Swingline Exposure at such time.

     "U.S.  Revolving  Loan"  means a Loan  made by a U.S.  Lender  pursuant  to
Section 2.01(a).

     "Wholly-Owned Subsidiary" means a Subsidiary, all of the outstanding Equity Interests in which, other than directors' qualifying shares, are at the time owned by the Company, by any one or more other Wholly-Owned Subsidiaries, or by the Company and any one or more Wholly-Owned Subsidiaries, except that the term "Wholly-Owned Subsidiary" shall also mean and include any Acquisition Subsidiary.

     For purposes of this definition, the term "Acquisition Subsidiary" means and includes each Subsidiary organized under the laws of a jurisdiction outside the United States

          (a) formed to acquire, and which has acquired and directly owns, beneficially and of record, all of the outstanding Equity Interests in a previously unaffiliated entity (the "Target"), and

          (b) all of whose own outstanding Equity Interests having the power to vote, whether ordinary or upon the occurrence of a contingency (other than, in the case of a Subsidiary formed under the laws of Canada or any Province thereof, statutory rights of shareholders to vote as a class), are owned, beneficially and of record, directly or indirectly, by the Company.

     For the avoidance of doubt, an Acquisition Subsidiary

          (c) may, without jeopardizing its status as such, issue non-voting Equity Interests, convertible or exchangeable, share-for-share, into or for shares of Common Stock of the Company ("Acquiree Equity Interests") to the former owners of the Target, but

          (d) may not directly or indirectly declare or pay dividends or other distributions, whether in cash, securities or other property, in respect of such Acquiree Equity Interests, or otherwise to the holders thereof, except for dividends or distributions that are in each case (i) of like kind and equal in amount, share-for-share, to those concurrently paid by the Company to the holders of a like number of shares of its Common Stock, and (ii) of like kind and equal in amount to the amount of a substantially concurrent capital contribution made by the Company to such Acquisition Subsidiary.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "U.S. Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar U.S. Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "U.S. Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar U.S. Revolving Borrowing").

     SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the U.S. Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the U.S. Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

     SECTION 1.05 Exchange Rate Calculations. On each Calculation Date, the Canadian Administrative Agent shall (a) determine the Exchange Rate as of such Calculation Date and (b) give notice thereof to the U.S. Administrative Agent and the Borrowers, and with respect to each Lender, to any Lender that shall have requested such information. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (each, a "Reset Date") and shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.14, or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between U.S. Dollars and Canadian Dollars.

                                   ARTICLE II
                                  The Credits

     SECTION 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each U.S. Lender agrees to make U.S. Revolving Loans to the Company in U.S. Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such U.S. Lender's U.S. Revolving

Credit Exposure exceeding such U.S. Lender's U.S. Commitment or (ii) the total U.S. Revolving Credit Exposures exceeding the total U.S. Commitments.

     (b) Subject to the terms and conditions set forth herein, each Canadian Lender agrees from time to time during the Availability Period to make (i) Canadian Revolving Loans to the Canadian Borrower in Canadian Dollars, including by means of B/A or B/A Equivalent Loans, and (ii) Canadian Revolving Loans to the Company in U.S. Dollars, in each case in an aggregate principal amount that will not result in (A) such Canadian Lender's Canadian Revolving Credit Exposure exceeding such Canadian Lender's Canadian Commitment or (B) the total Canadian Revolving Credit Exposures exceeding the total Canadian Commitments.

     (c) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

     SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Class made by the Lenders ratably in accordance with their respective Commitments of such Class. B/A Drawings shall be made in accordance with Section 2.07. The failure of any Lender to make any Loan (or provide its share of any B/A Drawings) required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans (or provide its share of any B/A Drawings) as required.

     (b) Subject to Section 2.14, (i) each Borrowing of Revolving Loans denominated in U.S. Dollars shall be comprised entirely of ABR Loans or Eurodollar Loans and (ii) each Borrowing of Canadian Revolving Loans denominated in Canadian Dollars shall be comprised entirely of B/A Drawings or Canadian Alternate Base Rate Loans, in each case as the applicable Borrower may request pursuant to Section 2.03 or as otherwise may be provided in this Agreement. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and is an integral multiple of the Borrowing Multiple. At the time that each ABR U.S. Revolving Borrowing or a Canadian Alternate Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and is an integral multiple of the Borrowing Multiple; provided that (i) an ABR U.S. Revolving Borrowing or Canadian Alternate Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or (ii) in the case of an ABR U.S. Revolving Borrowing under the U.S.
Commitments, in an amount necessary to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000. B/A Drawings shall be subject to Section 2.07. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurodollar Revolving Borrowings and 10 B/A Drawings outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period or Contract Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing (other than a Swingline Loan or B/A Drawing, which are subject to Section 2.04 and 2.07, respectively), the applicable Borrower shall notify the Applicable Agent (and the U.S. Administrative Agent, if it shall not be the Applicable Agent) of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, on the date of the proposed Borrowing and (c) in the case of a Canadian Alternate Base Rate Borrowing, not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent (with a copy to the U.S.
Administrative Agent if it shall not be the Applicable Agent) of a written Borrowing Request in a form reasonably acceptable to the Applicable Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

           (i)  the Borrower requesting such Borrowing;

          (ii) whether such Borrowing is a U.S. Revolving Borrowing or a Canadian Revolving Borrowing;

          (iii) the aggregate amount and currency of the requested Borrowing;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing (in the case of a Borrowing denominated in U.S. Dollars) or a Canadian Alternate Base Rate Borrowing (in the case of a Borrowing denominated in Canadian Dollars);

          (v) the date of such Borrowing, which shall be a Business Day;

          (vi) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vii) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

     If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing if denominated in U.S. Dollars or a Canadian Alternate Base Rate Borrowing if denominated in Canadian Dollars. If no Interest Period is specified with respect to any requested

Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in U.S. Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding US$50,000,000 or (ii) the total U.S. Revolving Credit Exposures exceeding the total U.S. Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan; and provided further, that the Swingline Lender shall not make a Swingline Loan if a Default has occurred and is continuing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

     (b) To request a Swingline Loan, the Company shall notify the U.S. Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:30 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The U.S. Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

     (c)  The  Swingline  Lender  may  by  written  notice  given  to  the  U.S.
Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the U.S. Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which U.S. Lenders will participate. Promptly upon receipt of such notice, the U.S. Administrative Agent will give notice thereof to each U.S. Lender, specifying in such notice such U.S. Lender's Applicable Percentage of such Swingline Loan or Loans. Each U.S. Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the U.S. Administrative Agent, for the account of the Swingline Lender, such U.S. Lender's Applicable Percentage of such Swingline Loan or Loans. Each U.S. Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the U.S. Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each U.S. Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to U.S. Revolving Loans made by such U.S. Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the U.S. Lenders), and the U.S. Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the U.S. Lenders. The U.S. Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the U.S. Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the U.S. Administrative Agent; any such amounts received by the U.S. Administrative Agent shall be promptly remitted by the U.S. Administrative Agent to the U.S. Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the U.S. Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

     SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the U.S. Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period and the Issuing Bank hereby agrees to issue such Letters of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. All Letters of Credit shall be denominated in U.S. Dollars.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the U.S. Administrative Agent (three days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed US$75,000,000 and (ii) the total U.S. Revolving Credit Exposures shall not exceed the total U.S. Commitments. Notwithstanding the foregoing, the Issuing Bank shall not issue, amend, renew or extend any Letter of Credit if a Default has occurred and is continuing.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Maturity Date.

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the U.S. Lenders, the Issuing Bank hereby grants to each U.S. Lender, and each U.S. Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such U.S. Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. Lender hereby absolutely and unconditionally agrees to pay to the U.S. Administrative Agent, for the account of the Issuing Bank, such U.S. Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each U.S. Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the U.S. Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the U.S. Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 1:00 p.m., New York City time, on (i) the Business Day that the Company receives notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than US$10,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.04 that such payment be financed with an ABR U.S. Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting ABR U.S. Revolving Borrowing or Swingline Loan. If the Company fails to make such payment when due, the U.S. Administrative Agent shall notify each U.S. Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such U.S. Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each U.S. Lender shall pay to the U.S. Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.06 with respect to U.S. Revolving Loans made by such U.S. Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the U.S. Lenders), and the U.S. Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the U.S. Lenders. Promptly following receipt by the U.S. Administrative Agent of any payment from the Company pursuant to this paragraph, the U.S. Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that U.S. Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such U.S. Lenders and the Issuing Bank as their interests may appear. Any payment made by a U.S. Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR U.S. Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a U.S. Revolving Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute. The Company's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company's obligations hereunder. Neither any Agent, any Lender nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the

U.S. Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the U.S. Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR U.S. Revolving Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any U.S. Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such U.S. Lender to the extent of such payment.

     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the U.S. Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The U.S. Administrative Agent shall notify the U.S. Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the U.S. Administrative Agent or the Required Lenders (or, if the maturity of the U.S. Revolving Loans has been accelerated, U.S. Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the U.S. Administrative Agent, in the name of the U.S. Administrative Agent and for the benefit of the U.S. Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and the amount of such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of
Section 7.01. Such deposit shall be held by the U.S. Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The U.S. Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the U.S. Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the U.S. Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the U.S. Revolving Loans has been accelerated (but subject to the consent of U.S. Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

     SECTION 2.06. Funding of Borrowings and B/A Drawings. (a) Each Lender shall make each Loan to be made by it and disburse the Discount Proceeds (net of applicable acceptance fees) of each B/A to be accepted and purchased by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 2:00 p.m., Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the applicable Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Applicable Agent will make such Loans or disburse the Discount Proceeds (net of applicable acceptance fees) available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the general deposit account of the applicable Borrower maintained with the Applicable Agent (i) in New York City, in the case of Loans denominated in U.S. Dollars and (ii) in Toronto, in the case of Loans denominated in Canadian Dollars or B/As, and designated by such Borrower in the applicable Borrowing Request, provided that ABR U.S. Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the U.S. Administrative Agent to the Issuing Bank.

     (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing or acceptance and purchase of B/As that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees), the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees) available to the Applicable Agent, then such Lender and such Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the greater of (x)(A) the Federal Funds Effective Rate, in the case of Loans denominated in U.S. Dollars and (B) the rate determined by the Canadian Administrative Agent to be the cost to it of funding such amount, in the case of Loans denominated in Canadian Dollars, and (y) a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to such Borrowing or the applicable Discount Rate, as the case may be. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing or such Lender's purchase of B/As.

     SECTION 2.07. Bankers' Acceptances. (a) Each acceptance and purchase of B/As of a single Contract Period pursuant to Section 2.01(b) or Section 2.08 shall be made ratably by the Canadian Lenders in accordance with the amounts of their Canadian Commitments. The failure of any Canadian Lender to accept any B/A required to be accepted by it shall not relieve any other Canadian Lender of its obligations hereunder; provided that the Canadian Commitments are several and no Canadian Lender shall be responsible for any other Canadian Lender's failure to accept B/As as required.

     (b) The B/As of a single Contract Period accepted and purchased on any date shall be in an aggregate amount that is at least equal to the Borrowing Minimum and is an integral multiple of the Borrowing Multiple. If any Canadian Lender's ratable share of the B/As of any Contract Period to be accepted on any date would not be an integral multiple of Cdn.$100,000, the face amount of the B/As accepted by such Lender may be increased or reduced to the nearest integral multiple of Cdn.$100,000 by the Canadian Administrative Agent in its sole discretion. B/As of more than one Contract Period, but not more than 10 Contract Periods, may be outstanding at the same time.

     (c) To request an acceptance and purchase of B/As, the Canadian Borrower shall notify the Canadian Administrative Agent of such request by telephone or by telecopy not later than 10:00 a.m., Local Time, one Business Day before the date of such acceptance and purchase. Each such request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or telecopy to the Canadian Administrative Agent of a written request in a form approved by the Canadian Administrative Agent and signed by the Canadian Borrower. Each such telephonic and written request shall specify the following information:

          (i) the aggregate face amount of the B/As to be accepted and purchased;

          (ii) the date of such acceptance and purchase, which shall be a Business Day;

          (iii) the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Contract Period" (and which shall in no event end after the Maturity Date); and

          (iv) the location and number of the Canadian Borrower's account to which the applicable Discount Proceeds (net of applicable acceptance fees) are to be disbursed, which shall comply with the requirements of Section
     2.06. If no Contract Period is specified with respect to any requested acceptance and purchase of B/As, then the Canadian Borrower shall be deemed to have selected a Contract Period of 30 days' duration.

Promptly following receipt of a request in accordance with this paragraph, the Canadian Administrative Agent shall advise each Canadian Lender of the details thereof and of the amount of B/As to be accepted and purchased by such Lender.

     (d) The Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, as and when deemed necessary by such Lender, blank forms of B/As, each such Lender hereby agreeing that it will not sign or endorse B/As in excess of those required in connection with B/A Drawings that have been requested by the Canadian Borrower hereunder. It shall be the responsibility of each Canadian Lender to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. The Canadian Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by any Canadian Lender shall bind the Canadian Borrower as fully and effectually as if manually signed and duly issued by authorized officers of the Canadian Borrower. Each Canadian Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Lender; provided that the aggregate face amount thereof is equal to the aggregate face amount of B/As required to be accepted by such Lender. No Canadian Lender shall be liable for any damage, loss or claim arising by reason of any loss or improper use of any such instrument unless such loss or improper use results from the bad faith, gross negligence or willful misconduct of such Lender. Each Canadian Lender shall maintain a record with respect to B/As (i) received by it from the Canadian Administrative Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the periods provided in applicable provincial or federal statutes and regulations of Canada and to provide such records to the Canadian Borrower upon its request and at its expense. Upon request by the Canadian Borrower, a Canadian Lender shall cancel all forms of B/A that have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and that are held by such Canadian Lender and are not required to be issued pursuant to this Agreement.

     (e) Drafts of the Canadian Borrower to be accepted as B/As hereunder shall be signed as set forth in paragraph (d) above. Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any of the Canadian Lenders or Canadian Borrower at the date of issuance of such B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed and properly completed shall be binding on the Canadian Borrower.

     (f) Upon acceptance of a B/A by a Canadian Lender, such Lender shall purchase such B/A from the Canadian Borrower at the Discount Rate for such Lender applicable to such B/A accepted by it and provide to the Canadian Administrative Agent the Discount Proceeds for the account of such Canadian Borrower as provided in Section 2.06. The acceptance fee payable by the Canadian Borrower to a Canadian Lender under Section 2.12 in respect of each B/A accepted by such Lender shall be set off against the Discount Proceeds payable by such

Lender under this paragraph. Notwithstanding the foregoing, in the case of any B/A Drawing resulting from the conversion or continuation of a B/A Drawing or Canadian Revolving Loan pursuant to Section 2.08, the net amount that would otherwise be payable to the Canadian Borrower by each Canadian Lender pursuant to this paragraph will be applied as provided in Section 2.08(f).

     (g) Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/A's accepted and purchased by it.

     (h) Each B/A accepted and purchased hereunder shall mature at the end of the Contract Period applicable thereto.

     (i) The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Lender as holder sues the Canadian Borrower on the B/A for payment of the amounts payable by the Canadian Borrower thereunder. On the last day of the Contract Period of a B/A, or such earlier date as may be required pursuant to the provisions of this Agreement, the Canadian Borrower shall pay the Canadian Lender that has accepted and purchased such B/A the full face amount of such B/A, and after such payment the Canadian Borrower shall have no further liability in respect of such B/A and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

     (j) At the option of the Canadian Borrower and any Canadian Lender, B/As under this Agreement to be accepted by that Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada) or bills of exchange pursuant to the Bills of Exchange Act (Canada). All depository bills so issued and bills of exchange shall be governed by the provisions of this Section 2.07.

     (k) If a Canadian Lender is not a bank under the Bank Act (Canada) or if a Canadian Lender notifies the Canadian Administrative Agent in writing that it is otherwise unable to accept B/As, such Lender will, instead of accepting and purchasing B/As, make a Loan (a "B/A Equivalent Loan") to the Canadian Borrower in the amount and for the same term as each draft which such Lender would otherwise have been required to accept and purchase hereunder. Each such Lender will provide to the Canadian Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of the Canadian Borrower in the same manner as such Lender would have provided the Discount Proceeds in respect of the draft which such Lender would otherwise have been required to accept and purchase hereunder. Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Lender had accepted (and been paid an acceptance fee) and purchased (at the applicable Discount Rate) a B/A for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Canadian Lenders and the Canadian Borrower as the B/A that such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same amount and manner in which the deduction based on the Discount Rate and the applicable acceptance fee of a B/A would be deducted from the face amount of the B/A. Subject to the repayment requirements of this Agreement, on the last day of the relevant Contract Period for such B/A Equivalent Loan, the Canadian Borrower shall be entitled to convert each such B/A Equivalent Loan into another type of Loan, or to roll over each such B/A Equivalent Loan into another B/A Equivalent Loan, all in accordance with the applicable provisions of this Agreement.

     (l) Notwithstanding any provision hereof but subject to Section 2.11(b), the Canadian Borrower may not prepay any B/A Drawing other than on the last day of its Contract Period.

     (m) For greater certainty, all provisions of this Agreement which are applicable to B/As shall also be applicable, mutatis mutandis, to B/A Equivalent Loans.

     SECTION 2.08. Interest Elections and Contract Periods. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Each B/A Drawing shall have a Contract Period as specified in the applicable request therefor. Thereafter, the applicable Borrower may elect to convert such Borrowing or B/A Drawing to a different Type or to continue such Borrowing or B/A Drawing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section, it being understood that no B/A Drawing may be converted or continued other than at the end of the Contract Period applicable thereto. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing or B/A Drawing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing or accepting the B/As comprising such B/A Drawing, as the case may be, and any Loans or B/As resulting from an election made with respect to any such portion shall be considered a separate Borrowing or B/A Drawing. Notwithstanding any other provision of this Section, no Borrowing or B/A Drawing may be converted into or continued as a Borrowing or B/A Drawing with an Interest Period or Contract Period ending after the Maturity Date. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

     (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Applicable Agent of such election by telephone (i) in the case of an election that would result in a Borrowing, by the time and date that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election, and (ii) in the case of an election that would result in a B/A Drawing or the continuation of a B/A Drawing, by the time and date that a request would be required under Section 2.07 if such Borrower were requesting an acceptance and purchase of B/As to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Interest Election Request in a form reasonably acceptable to the Applicable Agent and signed by the applicable

Borrower. Notwithstanding any other provision of this Section, (i) neither Borrower shall be permitted to change the Borrower or currency of any Borrowing, and (ii) each conversion or continuation of a Borrowing shall comply with the applicable provisions of Section 2.02.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing or B/A Drawing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing or B/A Drawing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing or B/A Drawing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing, a Canadian Alternate Base Rate Borrowing or a B/A Drawing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period", and in the case of an election of a B/A Drawing, the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Contract Period".

     If any such Interest Election Request requests a Eurodollar Borrowing or a B/A Drawing but does not specify an Interest Period or Contract Period, then the applicable Borrower shall be deemed to have selected an Interest Period or Contract Period of one month's or 30 days' duration, as applicable.

     (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each participating Lender of the details thereof and of such Lender's portion of each resulting Borrowing or B/A Drawing.

     (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing or B/A Drawing prior to the end of the Interest Period or Contract Period applicable thereto, then, unless such Borrowing or B/A Drawing is repaid as provided herein, at the end of such Interest Period or Contract Period, such Borrowing or B/A Drawing shall (i) in the case of a Borrowing denominated in U.S. Dollars, be converted to an ABR Borrowing and (ii) in the case of a Borrowing or B/A Drawing denominated in Canadian Dollars, be converted to a Canadian Alternate Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the U.S. Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in U.S. Dollars may be converted to or continued as a Eurodollar Borrowing, (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (iii) no outstanding Borrowing denominated in Canadian Dollars may be converted to or continued as a B/A Drawing and (iv) unless repaid, each B/A Drawing shall be converted to a Canadian Alternate Base Rate Borrowing at the end of the applicable Contract Period thereto.

     (f) Upon the conversion of any Canadian Borrowing (or portion thereof), or the continuation of any B/A Drawing (or portion thereof), to or as a B/A Drawing, the net amount that would otherwise be payable to the Canadian Borrower by each Canadian Lender pursuant to Section 2.07(f) in respect of such new B/A Drawing shall be applied against the principal of the Canadian Revolving Loan made by such Canadian Lender as part of such Canadian Revolving Borrowing (in the case of a conversion), or the reimbursement obligation owed to such Canadian Lender under Section 2.07(i) in respect of the B/As accepted by such Lender as part of such maturing B/A Drawing (in the case of a continuation), and such Borrower shall pay to such Lender an amount equal to the difference between the principal amount of such Canadian Revolving Loan or the aggregate face amount of such maturing B/As, as the case may be, and such net amount.

     SECTION  2.09.  Termination  and  Reduction  of  Commitments.   (a)  Unless
previously terminated, the Commitments shall terminate on the Maturity Date.

     (b) The Company may at any time terminate, or from time to time reduce, the Commitments of either Class; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of US$5,000,000 and not less than US$20,000,000, or the entire amount of the Commitments of such Class, (ii) the Company shall not terminate or reduce the U.S. Commitments if, after giving effect to any concurrent prepayment of the U.S. Revolving Loans in accordance with Section 2.11, the total U.S. Revolving Credit Exposures would exceed the total U.S. Commitments, and (iii) the Company shall not terminate or reduce the Canadian Commitments if, after giving effect to any concurrent prepayment of the Canadian Revolving Loans in accordance with Section 2.11, the total Canadian Revolving Credit Exposures would exceed the total Canadian Commitments.

     (c) The Company shall notify the U.S. Administrative Agent of any election to terminate or reduce the Commitments of either Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the U.S. Administrative Agent shall advise the Canadian Administrative Agent and the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the U.S. Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of either Class shall be permanent, subject, however, to the Company's right to increase the Commitments pursuant to
Section 2.20. Each reduction of the Commitments shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

     SECTION 2.10. Repayment of Loans and B/As; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay on the Maturity Date, to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made by such Lender to such Borrower. The Canadian Borrower hereby unconditionally promises to pay on the Maturity Date, to the Canadian Administrative Agent for the account of each Lender, the face amount of each B/A, if any, accepted by such Lender as provided in Section 2.07. The U.S. Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the 15th day after such Swingline Loan is made; provided that on each date that a U.S. Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made or B/A accepted by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The U.S. Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, and the amount of each B/A and the Contract Period applicable thereto, (ii) the amount of any principal, interest or other amount in respect of any B/A due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agents hereunder for the account of the Lenders and each Lender's share thereof. The Canadian Administrative Agent shall promptly provide the U.S. Administrative Agent with all information needed to maintain such accounts in respect of the Loans or B/A Drawings administered by such Agent.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of either Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the U.S. Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.11. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

     (b) If on any Reset Date, the total Canadian Revolving Credit Exposures exceed 105% of the total Canadian Commitments, then one or both of the Borrowers shall, within three Business Days after receiving notice thereof from the Canadian Administrative Agent, prepay one or more of their respective Canadian Borrowings in an aggregate amount sufficient to reduce the total Canadian Revolving Credit Exposures to an amount that does not exceed the total Canadian Commitments; provided, however, that neither Borrower shall be obligated to prepay any B/A in order to comply with the terms of this Section 2.11(b);
provided, further, that should a prepayment of all outstanding Canadian Borrowings be insufficient to reduce the Canadian Revolving Credit Exposures below 105% of the total Canadian Commitments, the Canadian Borrower shall provide cash collateral to the Canadian Administrative Agent in an amount sufficient to secure the outstanding B/As to the extent necessary to comply with this paragraph (b) (and such collateral will be held by the Canadian Administrative Agent and applied to pay B/As as and when due).

     (c) The applicable Borrower shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR U.S. Revolving Borrowing or a Canadian Alternate Base Rate Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof, to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.10, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.10. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Applicable Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

     SECTION 2.12. Fees. (a) The Company agrees to pay to the U.S. Administrative Agent, in U.S. Dollars, for the account of each applicable Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the U.S. Commitment of such Lender (whether used or unused) and the Canadian Borrower agrees to pay to the Canadian Administrative Agent, in U.S. Dollars, for the account of each applicable Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Canadian Commitment of such Lender (whether used or unused), in each case such fee shall accrue during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if any such Lender continues to have any Class of Revolving Credit Exposure after its Commitment of such Class terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure of such Class from and including the date on which its Commitment of such Class terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure of such Class. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and, with respect to Commitments of either Class, on the date on which the Commitments of such Class terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing, with respect to a Class of Revolving Credit Exposure, after the date on which the Commitments of such Class terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Canadian Borrower agrees to pay to the Canadian Administrative Agent, for the account of each Canadian Lender, on each date on which B/As drawn by the Canadian Borrower are accepted hereunder, in Canadian Dollars, an acceptance fee equal to (i) the product of the Applicable Rate and the face amount of each B/A accepted by such Lender multiplied by (ii) a fraction, the numerator of which is the number of days in the Contract Period applicable to such B/A and the denominator of which is 365.

     (c) The Company agrees to pay (i) to the U.S. Administrative Agent for the account of each U.S. Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such U.S. Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such U.S. Lender's U.S. Commitment terminates and the date on which such U.S. Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the U.S. Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the U.S. Commitments terminate and any such fees accruing after the date on which the U.S. Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (d) A utilization fee shall accrue at the rate of 0.05% per annum on the daily amount of the Revolving Credit Exposure of each Lender at all times when the total Revolving Credit Exposures exceeds 50% of the total Commitments. To the extent such utilization fee accrues on the Revolving Credit Exposures represented by Canadian Alternate Base Rate Loans or B/As, such portion of the utilization fee shall be paid by the Canadian Borrower in Canadian Dollars, and the balance of such utilization fee shall be paid by the Company in U.S. Dollars. Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any utilization fees accruing after the date on which the Commitments terminate shall be payable on demand. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (e) The Company agrees to pay to the U.S. Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the U.S. Administrative Agent.

     (f) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the U.S. Administrative Agent (or (i) to the Canadian Administrative Agent, in the case of fees payable under paragraph (d) above that are payable in Canadian Dollars or fees payable under paragraph (e) above, or (ii) to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, participation fees and utilization fees, to the relevant Lenders. Fees paid shall not be refundable under any circumstances.

     SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate. The Loans comprising each Canadian Alternate Base Rate Borrowing shall bear interest at the Canadian Alternate Base Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by either Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any other amount payable in Canadian Dollars, 2% plus the rate applicable to Canadian Alternate Base Rate Loans as provided in paragraph (a) of this Section or (iii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans of either Class, upon termination of the Commitments of such Class; provided that
(i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR U.S. Revolving Loan or Canadian Alternate Base Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Canadian Alternate Base Rate or to the Alternate Base Rate at times when the Alternate Base Rate is based on the U.S. Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Applicable Agent, and such determination shall be conclusive absent manifest error.

     (f) Whenever interest is calculated on the basis of a year of 360 or 365 days, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360 or 365, as the case may be. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

     SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

     (a) the U.S. Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

     (b) the U.S. Administrative Agent is advised by a majority in interest of the Lenders of the Class participating in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the U.S. Administrative Agent shall give notice thereof to the Company, the Lenders and the Canadian Administrative Agent, if applicable, by telephone or telecopy as promptly as practicable thereafter and, until the U.S. Administrative Agent notifies the Company, the Lenders and the Canadian Administrative Agent, if applicable, that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and such Borrowing shall be converted to or continued on the last day of the Interest Period applicable thereto as an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type or Class of Borrowings, then the other Type or Class of Borrowings shall be permitted.

     SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or of obtaining funds for the purchase of B/As (or of maintaining its obligation to make any such Loan or to accept and purchase B/As) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or to the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's or the Issuing Bank's holding company, as the case may be, for any such reduction actually suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay or cause the Canadian Borrower to pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or to issue B/As for acceptance and purchase on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan or the right to receive payment in respect of a B/A other than on the last day of the Interest Period or Contract Period, as the case may be, applicable thereto as a result of a request by the Company pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the applicable Borrower shall compensate each affected Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

     SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of either Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if either Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Applicable Agent, each affected Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the applicable Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The relevant Borrower shall indemnify each Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent or such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of either Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank, or by an Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the relevant Borrower to a Governmental Authority, such Borrower shall deliver to the U.S. Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the U.S. Administrative Agent.

     (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower to whom a Lender has made a Loan is organized or resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the U.S. Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

     (f) If an Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by either Borrower or with respect to which either Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by either Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Company, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event the such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to either Borrower or any other Person.

     SECTION 2.18. Payments Generally; Pro Rata Treatment;  Sharing of Set-offs.
(a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent at such account as the Applicable Agent shall from time to time specify in a notice delivered to the applicable Borrower, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Canadian Loan denominated in Canadian Dollars or amounts owing in respect of any B/A Drawing (or of any breakage indemnity or utilization fees in respect of any such Loan or B/A Drawing) shall be made in Canadian Dollars; all other payments hereunder shall be made in U.S. Dollars, except as otherwise expressly provided.

     (b) If at any time insufficient funds are received by and available to any Agent from either Borrower to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder by such Borrower, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, towards payment of principal and unreimbursed LC Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, amount owing in respect of any B/A Drawings or participations in LC Disbursements and Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, amounts owing in respect of any B/A Drawings or participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, amounts owing in respect of any B/A Drawing or participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, amounts owing in respect of any B/A Drawings and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

     (d) Unless the Applicable Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to such Agent for the account of the Lenders or applicable Class thereof or the Issuing Bank hereunder that such Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at (i) the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in U.S. Dollars) or (ii) the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of an amount denominated in Canadian Dollars).

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(d), then the Applicable Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Applicable Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If (i) any Lender requests compensation under Section 2.15, (ii) either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17,
(iii) any Lender defaults in its obligation to fund Loans hereunder or (iv) any Lender is a Non-Consenting Lender under Section 2.21, then the Company may, at its sole expense and effort, upon notice to such Lender and the U.S. Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the U.S. Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to
Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

     SECTION 2.20. Increase in Commitments. (a) The Company may, on behalf of itself or the Canadian Borrower, by written notice to the U.S. Administrative Agent (which shall promptly deliver a copy to each of the Lenders and the Canadian Administrative Agent), request that the total Commitments of either Class be increased by an amount not less than US$10,000,000 for any such increase; provided that after giving effect to any such increase the sum of the total Commitments shall not exceed US$1,000,000,000 minus any amount by which the Commitments shall have been reduced pursuant to Section 2.09. Such notice shall set forth (i) whether such increase in Commitments shall apply to the U.S. Commitments or Canadian Commitments, (ii) the amount of the requested increase in such Commitments, (iii) the date on which such increase is requested to become effective (which shall be not less than 10 Business Days or more than 60 days after the date of such notice), and shall offer each U.S. Lender (in the case of a requested increase in U.S. Commitments) or Canadian Lender (in the case of a requested increase in Canadian Commitments) the opportunity to increase its Commitment of the applicable Class, by its Applicable Percentage of the proposed increased amount. Each such Lender shall, by notice to the Company and the U.S. Administrative Agent given not more than 10 days after the date of the Company's notice, either agree to increase its applicable Commitment, by all or a portion of the offered amount (each Lender so agreeing being an "Increasing Lender") or decline to increase its applicable Commitment (and any such Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its applicable Commitment) (each such Lender so declining or deemed to have declined being a "Non-Increasing Lender"). In the event that, on the 10th day after the Company shall have delivered a notice pursuant to the first sentence of this paragraph, the applicable Lenders shall have agreed pursuant to the preceding sentence to increase their applicable
Commitments by an aggregate amount less than the increase in the total Commitments of the applicable Class requested by the Company, the Company may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Lender"), which may include any Lender, to extend Commitments of the applicable Class or increase their existing Commitments of the applicable Class in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the U.S. Administrative Agent (which approval shall not be unreasonably withheld) and the Company and each Augmenting Lender shall execute all such documentation as the U.S. Administrative Agent shall reasonably specify to evidence its Commitment and/or its status as a Lender hereunder. Any increase in the total Commitments may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

     (b) On the effective date (the "Increase Effective Date") of any increase in the total Commitments of either Class pursuant to this Section 2.20 (the "Commitment Increase"), (i) the aggregate principal amount of the Loans of the same Class outstanding (the "Initial Loans") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Increasing Lender and each Augmenting Lender that shall have been a Lender prior to the Commitment Increase shall pay to the Applicable Agent in same day funds an amount equal to the difference between (A) the product of
(1) such Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, (iii) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to the Applicable Agent in same day funds an amount equal to the product of (1) such Augmenting Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, and (iv) after the Applicable Agent receives the funds specified in clauses (ii) and (iii) above, the Applicable Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans and (B) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated after giving effect to such Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, (v) after the effectiveness of the Commitment Increase, the applicable Borrower or Borrowers shall be deemed to have made new Borrowings (the "Subsequent Borrowings") in an aggregate principal amount equal to the aggregate principal amount of its or their Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Applicable Agent in accordance with Section 2.03, (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (vii) the applicable Borrower or Borrowers shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on its or their Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

     (c) Increases and new Commitments of either Class created  pursuant to this
Section 2.20 shall become effective on the date specified in the notice delivered by the Company pursuant to the first sentence of paragraph (a) above.

     (d) Notwithstanding the foregoing, no increase in the total Commitments of a Class (or in the Commitment of any Lender) or addition of a new Lender shall become effective under this Section unless, (i) on the date of such increase,
(A) the representations and warranties set forth in this Agreement shall be true and correct on and as of such date (unless expressly made as of another date, in which case such representations and warranties shall be true and correct on and as of such other date), (B) on such date and immediately after giving effect to such increase, no Default or Event of Default shall have occurred and be continuing and the U.S. Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company, and (C) the Commitment of each Lender of the applicable Class (without giving effect to any merger of Lenders after the date of this Agreement) is equal to or less than 20% of the total Commitments of such Class, and (ii) the U.S. Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under clauses (b) and (c) of Section 4.01 as to the corporate power and authority of the applicable Borrower or Borrowers to borrow hereunder after giving effect to such increase (or, if such documents delivered on the Effective Date already contemplate an increase in an amount at least equal to the amount of such increase, stating that such documents remain in full force and effect on the date of such increase and have not in anywise been annulled, modified, rescinded or revoked).

     SECTION 2.21. Extension of Maturity Date. (a) The Company may by written notice (an "Extension Notice") delivered to the U.S. Administrative Agent not less than 60 days and not more than 90 days prior to an anniversary of the Effective Date request an extension of the Maturity Date to a date no later than 12 months after the Existing Maturity Date (as defined below) as specified in such Extension Notice (an "Extension"), provided that (i) no Default shall have occurred and be continuing on the date of the Extension Notice or the Existing Maturity Date and (ii) the representations and warranties set forth in Article III shall be true and correct in all material respects as if made on the date of such Extension Notice and the Existing Maturity Date, and (iii) the U.S. Administrative Agent shall have received a certificate, dated the Existing Maturity Date and signed by the Chief Executive Officer, President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in clauses (i) and (ii) of this paragraph (a).

     (b) The effectiveness of any Extension shall require the prior written consent of the Required Lenders, each Lender participating in such Extension and each Agent. The U.S. Administrative Agent shall promptly furnish a copy of the Extension Notice to each Lender, and shall request that each Lender either agree to such extension or not agree thereto within 30 days of delivery to such Lender of the Extension Notice. The decision to agree or withhold agreement to any Extension hereunder shall be at the sole discretion of each Lender. The Commitment of any Lender that has declined to agree to any requested Extension (a "Non-Consenting Lender") shall terminate on the Maturity Date in effect prior to giving effect to any such Extension (the "Existing Maturity Date"), and the principal amount of any outstanding Loans made by such Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable to or for the account of such Lender hereunder, shall be due and payable on the Existing Maturity Date and such Lender shall be released from its participation in such Letter of Credit effective on the Existing Maturity Date.
Notwithstanding the foregoing provisions of this paragraph, (i) the Company shall have the right, pursuant to Section 2.19(b), to replace a Non-Consenting Lender with a Lender or other financial institution that will agree to an Extension and (ii) the Company shall have the right, any time prior to the Existing Maturity Date, to withdraw its request for an extension of the Maturity Date by written notice to the U.S. Administrative Agent, in which case the Commitments of all the Lenders will terminate on the Existing Maturity Date.

                                   ARTICLE III
                         Representations and Warranties

     The Company represents and warrants to the Lenders that:

     SECTION 3.01. Organization; Powers. The Company and each Subsidiary is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, has all requisite power and authority to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and where the failure so to qualify (either individually or together with all other failures so to qualify) could have a Material Adverse Effect.

     SECTION 3.02. Authorization; Enforceability. The Transactions are within each Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon the Company or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary.

     SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and the related statements of consolidated results of operations, shareholders' equity and cash flows as of and for the fiscal year ended July 2, 2005, reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

     (b) Since July 2, 2005, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

     SECTION 3.05. Properties. (a) Each of the Company and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of the Company and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and each such Subsidiary does not infringe upon the rights of any other Person.

     SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of either Borrower, threatened against or affecting the Company or any Subsidiary (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

     (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     SECTION 3.07. Subsidiaries. Set forth on Schedule 3.07, as most recently supplemented from time to time as hereinbelow provided in this Section 3.07, is a complete and accurate list (as of the date hereof or as of the date as of which information is presented in such supplement, as the case may be) of all Subsidiaries showing (as to each such Subsidiary) the correct name thereof and the jurisdiction of its organization or formation. All the outstanding Equity Interests of each Subsidiary have been validly issued, are fully paid and nonassessable and, to the extent owned directly or indirectly by the Company, are so owned free and clear of all Liens not permitted by Section 6.01. The Canadian Borrower is a Wholly-Owned Subsidiary of the Company. It is agreed that each Annual Report on Form 10-K filed by the Company after the date of this Agreement shall be deemed to be a supplement to Schedule 3.07 updating the information therein contained to the date as of which information is presented in such Annual Report on Form 10-K.

     SECTION 3.08. Compliance with Laws and Agreements. Each of the Company and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.09. Investment and Holding Company Status. Neither the Company nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.10. Taxes. Each of the Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that, if required to be paid by the Borrower, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.12. Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company to any Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                                   Conditions

     SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and accept and purchase B/As and the obligation of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

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

     (a) The U.S. Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the U.S. Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed and delivered a counterpart of this Agreement.

     (b) The U.S. Administrative Agent shall have received favorable written opinions (addressed to the Agents and the Lenders and dated the Effective Date) of (i) Arnall Golden Gregory, LLP, special U.S. counsel for the Company, (ii) Stewart McKelvey Stirling Scales, special Canadian counsel to the Canadian Borrower and (iii) Michael C. Nichols, Vice President and General Counsel of the Company, collectively covering such matters as the U.S. Administrative Agent may reasonably request and allocated between said counsel in such manner as may be satisfactory to the U.S. Administrative Agent. Each Borrower hereby requests each such counsel to deliver its or his respective opinion.

     (c) The U.S. Administrative Agent shall have received such documents and certificates as the U.S. Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing, status or compliance (as applicable) of each Borrower, the authorization of the Transactions and any other legal matters relating to the Borrowers, this Agreement or the Transactions, all in form and substance satisfactory to the U.S. Administrative Agent and its counsel.

     (d) The U.S. Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chief Executive Officer, President, a Vice President or a Financial Officer of the Company, confirming (i) that the representations of the Company set forth in this Agreement are true and correct as of the Effective Date and (ii) no Default or Event of Default has occurred and is continuing.

     (e) The U.S. Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

     (f) The Commitments under the Existing Credit Agreement shall have been terminated and no loans or other liabilities shall be outstanding thereunder (other than those, if any, to be contemporaneously repaid on the Effective
Date).

     The U.S. Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and accept and purchase B/As and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on November 4, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan or accept and purchase B/As on the occasion of any Borrowing or B/A Drawing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or B/A Drawing or the date of such issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than the representation set forth in Section 3.04(b)).

     (b) At the time of and immediately after giving effect to such Borrowing or B/A Drawing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

     Each Borrowing, each B/A Drawing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE V
                             Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and each B/A and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

     SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Company will furnish to the U.S. Administrative Agent and each Lender:

     (a) within 30 days after the date in each fiscal year on which the Company is required to file its Annual Report on Form 10-K with the Securities and Exchange Commission, (i) such Annual Report on Form 10-K of the Company, and
(ii) its audited consolidated balance sheet and the related consolidated statements of results of operations, shareholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and the Subsidiaries on a Consolidated basis; provided, however, that (x) the Company shall be deemed to have furnished said Annual Report on Form 10-K for purposes of clause (i) if it shall have timely made the same available on "EDGAR" and/or on its home page on the worldwide web (at the date of this Agreement located at www.sysco.com) and complied with Section 5.01(e) in respect thereof, and (y) if said Annual Report on Form 10-K contains such consolidated balance sheet and such consolidated statements of results of operations, shareholders' equity and cash flows, and the report thereon of such independent public accountants (without qualification or exception, and to the effect, as specified above), the Company shall not be required to comply with clause (ii);

     (b) within 30 days after each date in each fiscal year on which the Company is required to file a Quarterly Report on Form 10-Q with the Securities and Exchange Commission, (i) such Quarterly Report on Form 10-Q of the Company, and
(ii) its consolidated balance sheet and related consolidated statements of results of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and the Subsidiaries on a Consolidated basis, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that (x) the Company shall be deemed to have furnished said Quarterly Report on Form 10-Q for purposes of clause (i) if it shall have timely made the same available on "EDGAR" and/or on its home page on the worldwide web (at the date of this Agreement located at www.sysco.com) and complied with Section 5.01(e) in respect thereof, and (y) if said Quarterly Report on Form 10-Q contains such consolidated balance sheet and consolidated statements of results of operations and cash flows, and such certifications, the Company shall not be required to comply with clause (ii);

     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.03 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 that affects in any material respect the calculations required for determining compliance with Section 6.03 (as compared to determining compliance without giving effect to such change) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting and auditing rules or guidelines);

     (e) promptly after the same become publicly available, (whether on "EDGAR" or the Borrower's homepage on the worldwide web or otherwise), notice to the U.S. Administrative Agent of the filing of all periodic and other reports, proxy statements and other materials required to be filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be, except that the Company shall not be required to provide notice of any such filing that is not material (and in furtherance of the foregoing, the Company will give to the U.S. Administrative

Agent prompt written notice of any change at any time or from time to time of the location of the Company's home page on the worldwide web);

     (f) promptly after S&P or Moody's shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

     (g) promptly following the request therefor, all documentation and other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act; and

     (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the U.S. Administrative Agent or any Lender may reasonably request.

     SECTION 5.02. Notices of Material Events. The Company will furnish to the U.S. Administrative Agent and each Lender prompt written notice of the following:

     (a) the occurrence of any Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

     Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.08; and provided, further, that the Company shall not be required to preserve the corporate existence of any Subsidiary (other than the Canadian Borrower) or any right or franchise if the board of directors of the Company (or, in the case of a Subsidiary having assets of US$100,000 or less (giving effect to any Disposition permitted by Section 6.08), an officer of the Company acting with authority duly delegated by the Company's board of directors) shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Lenders.

     SECTION 5.04. Payment of Obligations. The Company will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each Subsidiary to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies or funds, or through appropriate self-insurance, as applicable, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each Subsidiary to, permit any representatives designated by the U.S. Administrative Agent or any Lender (upon five days prior notice unless a Default or Event of Default exists), to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     SECTION 5.07. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.08. Use of Proceeds. The proceeds of the Loans and the B/As and the Letters of Credit will be used only for general corporate purposes of the Company and the Subsidiaries, including commercial paper back-up, and Acquisitions. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                                   ARTICLE VI
                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and each B/A and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

     SECTION 6.01. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) the Liens existing on the date hereof and listed on Schedule 6.01;

     (b) Liens for taxes, assessments or governmental charges or levies to the extent not past due or the validity of which is being contested in good faith by proper proceedings and for which adequate reserves have been established;

     (c) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or the validity of which is being contested in good faith by proper proceedings and for which adequate reserves have been established;

     (d) pledges or deposits to secure obligations under worker's compensation laws or similar legislation or to secure public or statutory obligations of the Company or any Subsidiary;

     (e) Liens upon, and defects of title to, real or personal property, including any attachment of such real or personal property or other legal process prior to adjudication of a dispute upon the merits and adverse judgment on appeal provided (i) the validity thereof is being contested in good faith by proper proceedings, and adequate reserves have been established with respect thereto and (ii) levy and execution thereon has been stayed;

     (f) Liens on real or personal property existing thereon at the time of acquisition thereof (including acquisition by merger or consolidation) and not incurred in contemplation thereof; provided, however, the Indebtedness secured by each such Lien shall not exceed the fair market value of the property to which such Lien relates and no such Lien shall extend to or cover any property other than the property being acquired;

     (g) purchase money Liens on property hereafter acquired or constructed which are created prior to, at the time of, or within 180 days after such acquisition (or, in the case of property being constructed, the completion of such construction and commencement of full operation of such property, whichever is later) to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of all or any part of the property being acquired or constructed; provided, however, that in each case the Indebtedness secured by such Lien shall not exceed the lesser of the purchase or construction price of such property or the fair market value of such property and no such

Lien shall extend to or cover any property other than the property being acquired or constructed;

     (h) Liens on property of the Company or a Subsidiary in favor of the United States of America or any political subdivision thereof or in favor of any other country or political subdivision thereof to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such Liens, including, but not limited to, Liens incurred in connection with pollution control, industrial revenue or similar bond financing;

     (i) Liens existing on the property of a business entity at the time such entity becomes a Subsidiary, or at the time substantially all of the assets of such entity are acquired or leased by the Company or a Subsidiary and not incurred in contemplation thereof; provided, however, that in each case the Indebtedness secured by such Lien shall not exceed the lesser of the purchase or construction price of such property or the fair market value of such property and no such Lien shall extend to or cover any property other than the property subject thereto immediately prior to such entity becoming a Subsidiary or the assets of the owner of such property being so acquired or leased;

     (j) Liens on the property of a Subsidiary to secure Indebtedness owing to the Company or to one or more Wholly-Owned Subsidiaries;

     (k) pledges, deposits, performance bonds or similar Liens arising in the ordinary course of business in connection with bids, tenders, contracts and leases to which the Company or any Subsidiary is a party;

     (l) Liens consisting of zoning restrictions, rights-of-way, servitudes, easements, servicing agreements, development agreements, site plan agreements or other restrictions on the use of real property, none of which materially impairs the operation by the Company and the Subsidiaries taken as a whole of their respective businesses and none of which is violated by existing or proposed structures or land use;

     (m) Liens securing appeal bonds and other similar Liens, arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law and letters of credit) or any other instruments serving a similar purpose;

     (n) Attachments, judgments and other similar Liens arising in connection with court proceedings; provided, however, that the Liens are in existence for less than 10 days after their creation or the execution or other enforcement of the Liens is effectively stayed or the claims so secured are being actively contested in good faith and by proper legal proceedings; provided further, that the sum of the aggregate amount of obligations secured by Liens created in clause (m) above and this clause (n) shall not exceed US$50,000,000;

     (o) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Company or any Subsidiary; provided that such Liens do not reduce the value of the assets or interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

     (p) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

     (q) extensions, renewals or replacements in whole or in part of the Liens described in clauses (a), (d), (f), (g), (h), (i), (k), (m), (n), (o) and (p) of this Section 6.01 for the same or a lesser amount of Indebtedness; provided that no such Lien shall extend to or cover any property other than the property theretofore subject to the Lien being extended, renewed or replaced; and

     (r) Liens not permitted by any of the foregoing clauses (a) - (q), inclusive, that secure obligations which do not in the aggregate at any time exceed 20% of Net Worth.

     SECTION 6.02. Sale and Lease-back Transactions; Swap Agreements. The Company will not effect, or permit any Subsidiary to effect, a Sale and Lease-back Transaction, or enter into a Swap Agreement, unless immediately prior thereto, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

     SECTION 6.03. Ratio of Indebtedness to Capitalization. The Company will not at any time permit the ratio of (a) the sum of (i) Consolidated Indebtedness, plus (ii) the undrawn face amount of all Material Letters of Credit, to (b) the sum of (i) Capitalization, plus (ii) the undrawn face amount of all Material Letters of Credit to exceed 0.7 to 1.0.

     SECTION 6.04. Fiscal Year. The Company will not make any change in its fiscal year.

     SECTION 6.05. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Company and its Wholly Owned Subsidiaries not involving any other Affiliate.

     SECTION 6.06. Tax Returns. The Company will not file, or consent to the filing of, any consolidated federal income tax return with any Person other than a Subsidiary.

     SECTION 6.07. Consolidation, Merger or Acquisition. The Company will not, and will not permit any Subsidiary to (a) enter into a consolidation with any other Person or merge with or into any other Person or amalgamate with any other Person or (b) acquire all or substantially all of the assets of or of the aggregate Equity Interest in any other Person (any such transaction being herein called an "Acquisition"), except that:

          (i) the Company may permit a Subsidiary to merge into or amalgamate with the Company or may effect an Acquisition of a Subsidiary, and a Subsidiary may consolidate or merge with or into another Subsidiary; and

          (ii) the Company or any Subsidiary may merge with or amalgamate with, or effect an Acquisition of, any Person other than the Company or a Subsidiary if

               (A) in the case of any merger, amalgamation or Acquisition involving the Company, the Company is the continuing corporation and, in the case of any merger or Acquisition involving a Subsidiary, the continuing corporation (immediately after giving effect to such merger or Acquisition) is a Subsidiary and in the case such Subsidiary is the Canadian Borrower, the continuing corporation is the Canadian Borrower; and

               (B)  immediately   after  the   consummation  of  the  merger  or
          Acquisition, and after giving effect thereto, no Default or Event of Default would exist.

     SECTION 6.08. Sales and Other Dispositions. (a) The Company will not sell, transfer or otherwise dispose of, or permit any Subsidiary to sell, transfer or otherwise dispose of, any assets other than in the ordinary course of business or (b) issue, sell, transfer or otherwise dispose of, or permit any Subsidiary to issue, sell, transfer or otherwise dispose of, any shares of the capital stock of any Subsidiary (the items covered by (a) and (b) being hereinafter called a "Disposition" and the term "Disposed of" being used herein with correlative meaning), unless such Disposition is made for consideration having a value at least equal to the fair value of such property as determined in good faith by the board of directors of the Company and, in the case of a Disposition under (b) herein, as part of the sale of all shares or capital stock of such Subsidiary and, in the case of any such Disposition, so long as immediately after the consummation of such Disposition, and after giving effect thereto, no Default or Event of Default would exist. In addition, if immediately after the consummation of any Disposition described below, and after giving effect thereto, no Default or Event of Default would exist, the Company may make:

          (i) a Disposition which is ordered by a court of competent jurisdiction or pursuant to the requirements of a decree, order or ruling of any governmental body (local, provincial, state or federal), provided that such Disposition does not, in the opinion of the Required Lenders, impair the ability of the Company to perform its obligations under this Agreement and the Notes;

          (ii) a Disposition by any Subsidiary to the Company or to any other Wholly-Owned Subsidiary or by the Company to any Wholly-Owned Subsidiary;

          (iii) any Disposition (in a single transaction or a series of related transactions) during any fiscal quarter of assets having a fair value which, when combined with the fair value of all other assets Disposed of during such fiscal quarter and the immediately preceding three (3) fiscal quarters, constituted not more than 10% of Consolidated Total Assets at the end of the fiscal quarter then most recently ended; and

          (iv) any Disposition permitted by Section 6.07;

     provided, further, that in no event shall the Company sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person.

                                  ARTICLE VII
                                Events of Default

     SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

     (a) either Borrower shall fail to pay any principal of any Loan or any B/A or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) either Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

     (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to either Borrower's existence) or 5.08 or in Article VI;

     (e) either Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of Section 7.01), and such failure shall continue unremedied for a period of 30 days after notice thereof from the U.S. Administrative Agent to the Company (which notice will be given at the request of any Lender);

     (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (giving effect to any period of grace provided with respect thereto);

     (g) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or requiring the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of either Borrower or any Subsidiary which is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (a "Significant Subsidiary"), or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) either Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) either Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of US$50,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

     (m) the Canadian Borrower shall cease to be a Wholly-Owned Subsidiary at any time prior to termination of the Canadian Commitments and payment in full of all outstanding Canadian Revolving Loans and B/As;

then, and in every such event (other than an event with respect to either Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the U.S. Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding, and declare an amount equal to the full face amount of all outstanding B/As, to be due and payable in whole (or in part, in which case any principal or other amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and an amount equal to the full face amount of all such outstanding B/As so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to either Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

     SECTION 7.02. CAM Exchange. (a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 7.01, (ii) each U.S. Lender shall immediately be deemed to have acquired participations in the Swingline Loans in an amount equal to such U.S. Lender's Applicable Percentage of each Swingline Loan outstanding on such date and shall promptly make payment therefor to the U.S. Administrative Agent in accordance with Section 2.04(c), (iii) simultaneously with the automatic conversions pursuant to clause (iv) below, the Lenders shall automatically and without further act (and without regard to the provisions of Section 10.04) be deemed to have exchanged interests in the Loans (other than the Swingline Loans) and B/As and participations in Swingline Loans and Letters of Credit, such that in lieu of the interest of each Lender in each Loan, B/A and Letter of Credit in which it shall participate as of such date (including such Lender's interest in the Specified Obligations of each Borrower in respect of each such Loan, B/A and Letter of Credit), such Lender shall hold an interest in every one of the Loans (other than the Swingline Loans) and B/As and, a participation in every one of the Swingline Loans and Letters of Credit (including the Specified Obligations of each Borrower in respect of each such Loan and each Reserve Account established pursuant to Section 7.03 below), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof, (iv) simultaneously with the deemed exchange of interests pursuant to clause (iii) above, all outstanding Canadian Revolving Loans denominated in Canadian Dollars shall, automatically and with no further action required, be converted into U.S. Dollars, determined using the Exchange Rate calculated as of the Business Day immediately preceding the CAM Exchange Date, and on and after such date all such Loans shall constitute ABR Loans payable in U.S. Dollars and
(v) immediately upon the date of expiration of the Contract Period in respect thereof, the Specified Obligations in respect of each B/A received in the deemed exchange of interests pursuant to clause (iii) above shall, automatically and with no further action required, be converted into U.S. Dollars, determined using the Exchange Rate calculated as of such date, and on and after such date all such Specified Obligations shall be payable in U.S. Dollars and bear interest at the rate applicable to ABR Loans hereunder. It is understood and agreed that Lenders holding interests in B/As on the CAM Exchange Date shall discharge the obligations to fund such B/As at maturity in exchange for the interests acquired by such Lenders in funded Loans in the CAM Exchange. Each Lender and each Borrower hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Loan or B/A or any participation in any Swingline Loan or Letter of Credit. Each Borrower agrees from time to time to execute and deliver to the U.S. Administrative Agent all such promissory notes and other instruments and documents as the U.S. Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the U.S.
Administrative Agent against delivery of any promissory notes evidencing its interests in the Loans and B/As so executed and delivered; provided, that the failure of either Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

     (b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by either Agent pursuant to this Agreement in respect of the Specified Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of a Specified Obligation shall be paid over to the Applicable Agent for distribution to the Lenders in accordance herewith.

     SECTION 7.03. Letters of Credit. (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any L/C Disbursement shall not have been reimbursed by the Company or with the proceeds of a U.S. Revolving Loan or Swingline Borrowing, each U.S. Lender shall promptly pay over to the U.S. Administrative Agent, in immediately available funds, an amount in U.S. Dollars equal to such U.S. Lender's Applicable Percentage of such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing, as applicable, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the U.S. Administrative Agent at the rate that would be applicable at the time to an ABR U.S. Revolving Loan in a principal amount equal to such undrawn face amount or unreimbursed drawing, as applicable. The U.S. Administrative Agent shall establish a separate account (each, a "Reserve Account") for each Lender for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The U.S. Administrative Agent shall deposit in each such Lender's Reserve Account such Lender's CAM Percentage of the amounts received from the U.S. Lenders as provided above. The U.S. Administrative Agent shall have sole dominion and control over each Reserve Account, and the amounts deposited in each Reserve Account shall be held in such Reserve Account until withdrawn as provided below in this Section. The U.S. Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's CAM Percentage. The amounts held in each such


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

Lender's Reserve Account shall be held as a reserve against the LC Exposures, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against either Borrower and shall not give rise to any obligation on the part of either Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in
Section 2.04.

     (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the U.S. Administrative Agent shall, at the request of the Issuing Bank, withdraw from the Reserve Account of each Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing or payment, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the Issuing Bank in satisfaction of the reimbursement obligations of the U.S. Lenders under Section 2.05(d) (but not of the Company under Section 2.05(e)). In the event that any U.S. Lender shall default on its obligation to pay over any amount to the U.S. Administrative Agent in respect of any Letter of Credit as provided in this Section 7.03, the Issuing Bank shall have a claim against such U.S. Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.05(d), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the Company's reimbursement obligations pursuant to Section 7.02. Each other Lender shall have a claim against such defaulting U.S. Lender for any damages sustained by it as a result of such default, including, in the event that such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

     (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the U.S. Administrative Agent shall withdraw from the Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

     (d) With the prior written approval of the U.S. Administrative Agent (not to be unreasonably withheld) and the Issuing Bank, any Lender may withdraw the amount held in its Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the U.S. Administrative Agent, for the account of the Issuing Bank, on demand, its CAM Percentage of such drawing or payment.

     (e) Pending the withdrawal by any Lender of any amounts from its Reserve Account as contemplated by the above paragraphs, the U.S. Administrative Agent will, at the direction of such Lender and subject to such rules as the U.S. Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Lender that has not withdrawn its amounts in its Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the U.S. Administrative Agent, to withdraw the earnings on investments so made by the U.S. Administrative Agent with amounts in its Reserve Account and to retain such earnings for its own account.



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

                                  ARTICLE VIII
                                    Guarantee

     In order to induce the Lenders to extend credit to the Canadian Borrower hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of the Canadian Borrower (the "Guaranteed Obligations"). The Company further agrees that the due and punctual payment of such Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Guaranteed Obligation.

     Except as otherwise provided herein, the Company waives presentment to, demand of payment from and protest to the Canadian Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment. The Company's guarantee of the Guaranteed Obligations hereunder shall not be affected by (a) the failure of any Agent or Lender to assert any claim or demand or to enforce any right or remedy against either Borrower under the provisions of this Agreement; (b) any extension or renewal of any of the Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations; or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

     The Company further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Agent or Lender to any balance of any deposit account or credit on the books of any Agent or Lender in favor of the Canadian Borrower or any other Person.

     The guarantee of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise.

     The Company further agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Agent or Lender upon the bankruptcy or reorganization of the Canadian Borrower or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Agent or Lender may have at law or in equity against the Company by virtue hereof, upon the failure of the Canadian Borrower to pay any Guaranteed


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

Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by any Agent or Lender, forthwith pay, or cause to be paid, to the Applicable Agent or Lender in cash an amount equal to the unpaid principal amount of such Guaranteed Obligation then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Guaranteed Obligation shall be due in Canadian Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Agent or Lender, not consistent with the protection of its rights or interests, then, at the election of the U.S. Administrative Agent, the Company shall make payment of such Guaranteed Obligation in U.S. Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify the Canadian Administrative Agent and any Canadian Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

     Upon payment by the Company of any sums as provided above, all rights of the Company against the Canadian Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Guaranteed Obligations owed by the Canadian Borrower to the Agents and the Lenders.

     Nothing shall discharge or satisfy the liability of the Company hereunder except payment in full of the Guaranteed Obligations.


                                   ARTICLE IX
                                   The Agents

     Each of the Lenders and the Issuing Bank hereby irrevocably appoint the U.S. Administrative Agent and Canadian Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to each such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The bank serving as the U.S. Administrative Agent and the bank serving as the Canadian Administrative Agent hereunder shall each have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and each such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

     The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers,


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

except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances provided in Section 10.02) and (c) except as expressly set forth herein, neither Agent shall have any duty to disclose, and neither Agent shall be liable for the failure to disclose, any information relating to the Company or any Subsidiary that is communicated to or obtained by such bank serving as an Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this
Agreement, (ii) the contents of any certificate, report or other document delivered hereunder in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

     Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for either Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

     Subject to the appointment and acceptance of a successor as provided in this paragraph, either Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, if such successor bank is the U.S.


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

Administrative  Agent,  or  Toronto,  if such  successor  bank  is the  Canadian
Administrative Agent, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent's resignation hereunder, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

     Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE X
                                 Miscellaneous

     SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to the Company, to it at 1390 Enclave Parkway, Houston, Texas 77077-2027, Attention of Ms. Kathy Oates, Assistant Treasurer (Telecopy No.
     (281) 584-1792),  with copies to Attention of General Counsel (Telecopy No.
     (281) 584-2510);

          (ii) if to the Canadian Borrower, to it at c/o the Company, at 1390 Enclave Parkway, Houston, Texas 77077-2027, Attention of Ms. Kathy Oates, Assistant Treasurer (Telecopy No. (281) 584-1792), with copies to Attention of General Counsel (Telecopy No. (281) 584-2510);

          (iii) if to the U.S. Administrative Agent, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 1111 Fannin Street, 10th Floor, Houston, Texas, 77002, Attention of Ms. Stacey Ahrendt (Telecopy No. (713) 750-2666), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York 10017, Attention of Teri Streusand (Telecopy No. (212) 270-3279);

          (iv) if to the Canadian Administrative Agent, to it at JPMorgan Chase Bank, N.A., Toronto Branch, 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto Ontario, M5J 2J2, Attention of Funding Officer (Telecopy No. (416) 981-9128), with a copy to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 1111 Fannin Street, 10th Floor, Houston, Texas, 77002, Attention of Ms. Stacey Ahrendt (Telecopy No. (713) 750-2666);

          (v) if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 1111 Fannin Street, 10th Floor, Houston, Texas, 77002, Attention of Ms. Stacey Ahrendt (Telecopy No. (713) 750-2666), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York 10017, Attention of Teri Streusand (Telecopy No. (212) 270-3279);

          (vi) if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 1111 Fannin Street, 10th Floor, Houston, Texas, 77002, Attention of Ms. Stacey Ahrendt (Telecopy No. (713) 750-2666), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York 10017, Attention of Teri Streusand (Telecopy No. (212) 270-3279); and

          (vii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the U.S. Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agents and the applicable Lender. Either Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 10.02. Waivers; Amendments. (a) No failure or delay by either Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by either Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the acceptance of a B/A or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether either Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company, and the Required Lenders or by the Company, and the U.S. Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or the amount of any LC Exposure or any amount payable in respect of B/As or reduce the rate of interest thereon, reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or B/A or the amount of any LC Exposure, or any interest thereon, or any fees or other amount payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of such Agent, the Issuing Bank or the Swingline Lender, as the case may be.

     SECTION 10.03. Expenses; Indemnity; Damage Waiver.

     (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by either Agent or any of their Affiliates, including the reasonable fees, charges and disbursements of counsel for the U.S. Administrative Agent and the Canadian Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable out-of-pocket expenses incurred by either Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for either Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made, the B/As accepted and purchased or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, B/A or Letters of Credit.

     (b) The Company shall indemnify each Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, B/A or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of the Subsidiaries, or any Environmental Liability related in any way to the Company or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, or willful misconduct or unlawful acts of such Indemnitee.

     (c) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF EITHER BORROWER HEREUNDER, THE OBLIGATIONS OF EACH BORROWER UNDER THIS SECTION 10.03 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND/OR THE PAYMENT OR ASSIGNMENT OF THE LOANS.

     (d) To the extent that the Company fails to pay any amount required to be paid by it to either Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount;
provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

     (e) To the extent permitted by applicable law, neither Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, B/A or Letter of Credit or the use of the proceeds thereof.

     (f) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

     SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by either Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

               (A) the Company, provided, that no consent of the Company shall be required for an assignment to a Lender or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, for an assignment to any other assignee; and

               (B) the U.S. Administrative Agent, provided that no consent of the U.S. Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

          (ii)  Assignments  shall  be  subject  to  the  following   additional
          conditions:

               (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the U.S. Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the U.S. Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default under clause (a), (b), (h) or
          (i) of Article VII has occurred and is continuing;

               (B) each partial  assignment  shall be made as an assignment of a
          proportionate   part  of  all  the  assigning   Lender's   rights  and
          obligations under this Agreement;

               (C) the parties to each assignment shall execute and deliver to the U.S. Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500;

               (D) in the case of any such assignment of a Canadian Commitment or Canadian Revolving Loan, the assignee shall be a Canadian Resident; and

               (E) the assignee, if it shall not be a Lender, shall deliver to the U.S. Administrative Agent an Administrative Questionnaire.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section
     10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The U.S. Administrative Agent, acting for this purpose as an agent for each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans, amounts in respect of B/As and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and each Borrower, each Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the U.S. Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this

     Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Lender may, without the consent of either Borrower, either Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) or the postponement of any prepayment of a Canadian Borrowing made pursuant to Section 2.11(b) that affects such Participant. Subject to paragraph
(c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by either Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, acceptance of any B/A and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and B/A, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the U.S. Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the U.S. Administrative Agent and when the U.S. Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of either Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 10.09. Governing Law; Jurisdiction;  Consent to Service of Process.
(a) This Agreement shall be construed, and the rights of the Parties determined, in accordance with and governed by the law of the State of New York.



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

     (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from either thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that either Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against either Borrower or its properties in the courts of any jurisdiction.

     (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 10.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to either Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company or is furnished or deemed furnished pursuant to Section 5.01(a)(i), (b)(i), (e) or
(f); provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 10.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including the Canadian Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

     (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment
Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor in the Agreement Currency, the Applicable Creditor shall refund the amount of such excess to the applicable Borrower. The obligations of the parties contained in this Section 10.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

     SECTION 10.15. USA Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the USA Patriot Act.

     SECTION 10.16. Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     SECTION 10.17. FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE NOTES, IF ANY, CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

     SECTION 10.18. Waiver of Notice of Termination Under Existing Credit Agreement. Each Lender that is a "Lender" under (and as defined in) the Existing Credit Agreement hereby waives any requirement under the Existing Credit Agreement that notice be given prior to the prepayment of loans or termination of commitments thereunder; provided that such commitments are terminated by notice to the administrative agent under the Existing Credit Agreement on the Effective Date.



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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               SYSCO CORPORATION,

                                    by
                                               /s/ Kathy Oates
                                          -------------------------------------
                                          Name:    Kathy Oates
                                          Title:   Assistant Treasurer


                               SYSCO INTERNATIONAL, CO.,

                                    By
                                               /s/ Diane Day Sanders
                                          -------------------------------------
                                          Name:    Diane Day Sanders
                                          Title:   Treasurer



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




                               JPMORGAN CHASE BANK, N.A., individually
                               and as U.S. Administrative Agent,

                                     by
                                               /s/ Teri Streusand
                                           ------------------------------------
                                           Name:    Teri Streusand
                                           Title:   Vice President


                                JPMORGAN CHASE BANK, N.A., TORONTO
                                BRANCH, individually and as Canadian
                                Administrative Agent,

                                     by
                                              /s/ Christine Chan
                                           ------------------------------------
                                           Name:    Christine Chan
                                           Title:   Vice President

                                BANK OF AMERICA, N.A.

                                     by
                                                /s/ Bill Sweeney
                                           ------------------------------------
                                           Name:    Bill Sweeney
                                           Title:   Senior Vice President

                                BANK OF AMERICA, N.A. (CANADA BRANCH)

                                     by
                                                /s/ Medina Sales de Andrade
                                           ------------------------------------
                                           Name:    Medina Sales de Andrade
                                           Title:   Assistant Vice President

                                THE BANK OF NEW YORK

                                     by
                                                /s/ Kevin Higgins
                                           ------------------------------------
                                           Name:    Kevin Higgins
                                           Title:   Vice President

                                THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                HOUSTON AGENCY

                                     by
                                                /s/ Douglas M. Barnell
                                           ------------------------------------
                                           Name:    Douglas M. Barnell
                                           Title:   Vice President & Manager

                                COMERICA BANK

                                     by
                                                /s/ Mark B. Grover
                                           ------------------------------------
                                           Name:    Mark B. Grover
                                           Title:   First Vice President

                                CONGRESS FINANCIAL CORPORATION
                                (CANADA)

                                     by
                                                /s/ Enza Agosta
                                           ------------------------------------
                                           Name:    Enza Agosta
                                           Title:   Vice President

                                THE NORTHERN TRUST COMPANY

                                     by
                                                /s/ Paul H. Theiss
                                           ------------------------------------
                                           Name:    Paul H. Theiss
                                           Title:   Vice President

                                PNC BANK, NATIONAL ASSOCIATION

                                     by

                                                  /s/ William J. Bowne
                                           ------------------------------------
                                           Name:    William J. Bowne
                                           Title:   Managing Director

                                SUNTRUST BANK

                                     by

                                                /s/ Daniel S. Komitas
                                           ------------------------------------
                                           Name:    Daniel S. Komitas
                                           Title:   Director

                                THE TORONTO-DOMINION BANK

                                     by

                                               /s/ Debbi L. Brito
                                           ------------------------------------
                                           Name:    Debbi L. Brito
                                           Title:   Manager, Corporate Credit
                                                    Compliance & Administration

                                TORONTO-DOMINION (TEXAS) LLC

                                     by
                                                /s/ Jim Bridwell
                                           ------------------------------------
                                           Name:    Jim Bridwell
                                           Title:   Authorized Agent

                                WACHOVIA BANK, NATIONAL ASSOCIATION

                                     by

                                                /s/ Dennis Waltrich
                                           ------------------------------------
                                           Name:    Dennis Waltrich
                                           Title:   Associate

                                WELLS FARGO BANK N.A.

                                     by
                                                 /s/ Steve Melton
                                           ------------------------------------
                                           Name:    Steve Melton
                                           Title:   Vice President

                                WELLS FARGO FINANCIAL CORPORATION CANADA

                                     by

                                                /s/ Nick Scarfo
                                           ------------------------------------
                                           Name:    Nick Scarfo
                                           Title:   Vice President

                                WILLIAM STREET COMMITMENT CORPORATION
                                (RECOURSE ONLY TO ASSETS OF WILLIAM
                                STREET COMMITMENT CORPORATION)

                                     by

                                                /s/ Mark Walton
                                           ------------------------------------
                                           Name:    Mark Walton
                                           Title:   Assistant Vice President

                                ZIONS FIRST NATIONAL BANK

                                     by

                                                 /s/ Terri K. Lins
                                           ------------------------------------
                                           Name:    Terri K. Lins
                                           Title:   Vice President

                                 SCHEDULE 2.01
                                  COMMITMENTS


                      Institution                  U.S.       Canadian         Total
                                               Commitments   Commitments     Commitments

JPMorgan Chase Bank, N.A.                      $20,000,000    $30,000,000    $50,000,000
Bank of America, N.A.                           35,000,000     15,000,000     50,000,000
SunTrust Bank                                   50,000,000              -     50,000,000
The Bank of Tokyo-Mitsubishi, Ltd.              50,000,000              -     50,000,000
Wachovia Bank, National Association             35,000,000     15,000,000     50,000,000
Wells Fargo Bank, N.A.                          40,000,000     40,000,000
Wells Fargo Financial Corporation Canada                 -     10,000,000     10,000,000
TD Securities (USA) LLC                         20,000,000     30,000,000     50,000,000
Comerica Bank                                   25,000,000              -     25,000,000
PNC Bank, National Association                  25,000,000              -     25,000,000
The Bank of New York                            25,000,000              -     25,000,000
The Northern Trust Company                      25,000,000              -     25,000,000
William Street Commitment Corporation           25,000,000              -     25,000,000
Zions First National Bank                       25,000,000              -     25,000,000

                                 SCHEDULE 3.07
                               SYSCO CORPORATION
                       SUBSIDIARIES, DIVISIONS AND DBA'S


                                                             JURISDICTION
SUBSIDIARY NAME                                                   OF
                                                             INCORPORATION

A.M. Briggs, Inc.                                               Delaware
Baugh Supply Chain Cooperative, Inc.                            Delaware
Baugh Northeast Co-Op, Inc.1                                    Delaware
Baugh Southeast Cooperative, Inc. 2                             Delaware
Buckhead Beef Company                                           Delaware
DiPaolo/Sysco Food Services, Inc. (Name Saver)                  Ohio
Economy Foods, Inc. 3                                           California
Freedman Meats, Inc.                                            Delaware
   *Freedman Food Service, Inc.                                 Texas
   *#Freedman Food Service of Austin, LP***                     Texas
   *Freedman Food Service of Dallas, Inc.                       Texas
   *Freedman Food Service of Denver, Inc.                       Delaware
   *#Freedman Food Service of San Antonio, LP***                Texas
   *Freedman-KB, Inc.                                           Delaware
FreshPoint Holdings, Inc.                                       Delaware
*FreshPoint, Inc.                                               Delaware
   *Fowler & Huntting, LLC                                      Delaware
   *FreshPoint Distribution, Inc.                               Delaware
     *American Produce & Vegetable Co., Inc.                    Delaware
         *IL Paese, Inc.                                        Texas
     *Carnival Fruit Company, Inc.                              Florida
     *FreshPoint of Southern California, Inc. 4                 California
     *Lee Ray-Tarantino Co., Inc.                               California
     *FreshPoint Value Added Services, Inc.5                    California
     *Movsovitz & Sons of Florida, Inc.                         Florida
       *Sunburst Foods, Inc.                                    Delaware
         *FreshPoint of Houston, Inc. (Inactive)                Delaware
         *FreshPoint of Palm Beach, Inc. (Inactive)             Florida
         *FreshPoint of Washington D.C., Inc.(Inactive)6        District of Columbia
         *FreshPoint of Atlanta, Inc. 7                         Georgia
         *P. Tavilla Co. (Miami) Inc. (Inactive)                Florida
         *Red's Market, Inc.                                    Florida
     *Produce America, Inc. (Inactive)                          Delaware
  *FreshPoint Tomato, LLC 8                                     Delaware
  *Overton Distributors, Inc.                                   Tennessee
  *Piranha Produce, Inc.                                        Delaware
  *Pacific Produce Co. Ltd.                                     Alberta, Canada
        * Sysco I&S Foodservices, Inc.                          Alberta, Canada
  *FreshPoint of Denver, Inc.                                   Colorado
  *FreshPoint of Las Vegas, Inc.                                Delaware
Fulton Provision Co. 9                                          Delaware
Grants - Sysco Food Services, Inc. (Name Saver)                 Michigan

                                                             JURISDICTION
SUBSIDIARY NAME                                                   OF
                                                             INCORPORATION

Guest Supply, LLC                                               Delaware
  *Guest Packaging, LLC                                         Delaware
Guest Supply, Inc.                                              New Jersey
  *Breckenridge-Remy, LLC 10                                    Delaware
  *Guest Supply Canada, Inc. 11                                 Canada
  *Guest International Ltd.                                     United Kingdom
  *Guest Packaging, LLC                                         Delaware
Hallsmith-Sysco Food Services, LLC                              Delaware
INGENIUM Medical Supply Chain Solutions, Inc. (Inactive)        Delaware
International Food Group, Inc.                                  Florida
International Food Group Acquisition, Inc. (Inactive)           Delaware
Malcolm Meats Company                                           Delaware
Nobel/Sysco Food Services Company                               Colorado
  *Sysco Food Services of New Mexico, LLC 12                    Delaware
Olewine's Sysco Food Services Company (Name Saver)              Delaware
Pegler-Sysco Food Services Company                              Nebraska
  *Pegler-Sysco Transportation Co.                              Nebraska
Robert's Sysco Food Services, Inc.                              Delaware
SFS Shelf, LLC                                                  Delaware
Sysco Administrative Services, Inc.                             Delaware
  *#Sysco Proprietary LP13                                      Texas
  *#Sysco Services LP14                                         Texas
SYSCO Canada, Company                                           Nova Scotia
   *Sysco Holdings of B.C., Inc.                                Canada
     *North Douglas Sysco Food Services, Inc.                   Canada
   *Sysco Holdings of Kelowna, Inc.                             Canada
       *Sysco HRI Supply Ltd.                                   Canada
   *Sysco Holdings Limited                                      New Brunswick
       *Sysco Food Services of Central Ontario, Inc. 15         Ontario, Canada
Midwest Cooperative, Inc.                                       Delaware
Southwest Cooperative, Inc.                                     Delaware
Western Cooperative, Inc.                                       Delaware
Sysco Asian Foods, Inc.                                         Delaware
Sysco eVentures, Inc.                                           Delaware
Sysco Financial Services, LLC                                   Delaware
  *Sysco Finance, LP16                                          Delaware
  *Hardin's-Sysco Food Services, LLC                            Delaware
  *Lankford-Sysco Food Services, LLC                            Delaware
  *Robert Orr-Sysco Food Services, LLC                          Delaware
  *Sysco Food Services of New Orleans, LLC                      Delaware
  *Sysco Texas Partners, Inc.                                   Delaware
  *Sysco Administrative Services II, Inc.                       Delaware
     **Sysco Food Services of Austin, LP                        Delaware
     **Sysco Food Services of Dallas, LP                        Delaware
     **Sysco Food Services of Houston, LP                       Delaware
     **Sysco Food Services of San Antonio, LP                   Delaware
Sysco Food Services of Albany, LLC                              Delaware

                                                             JURISDICTION
SUBSIDIARY NAME                                                   OF
                                                             INCORPORATION

Sysco Food Services of Arizona, Inc.                            Delaware
  *Sysco Arizona Leasing, Inc.                                  Delaware
Sysco Food Services of Arkansas, LLC                            Delaware
Sysco Food Services of Atlanta, LLC                             Delaware
Sysco Food Services of Baltimore, LLC                           Delaware
Sysco Food Services of Baraboo, LLC 17                          Delaware
Sysco Food Services of Beaumont, Inc.  (Inactive)               Delaware
Sysco Food Services of Central Alabama, Inc.                    Delaware
Sysco Food Services of Central California, Inc. 18              California
Sysco Food Services of Central Florida, Inc.                    Delaware
Sysco Food Services of Central Pennsylvania, LLC                Delaware
Sysco Food Services of Charlotte, LLC                           Delaware
Sysco Food Services-Chicago, Inc.                               Delaware
Sysco Food Services of Cincinnati, LLC                          Delaware
Sysco Food Services of Cleveland, Inc.                          Delaware
Sysco Food Services of Columbia, LLC 19                         Delaware
Sysco Food Services of Columbus, Inc.20                         Ohio
Sysco Merger Ohio II, Inc. 21                                   Delaware
  *#Sysco Abbott Transportation Services, Ltd.                  Ohio
Sysco Food Services of Connecticut, LLC                         Delaware
Sysco Food Services of Detroit, LLC                             Delaware
Sysco Food Services of Eastern Wisconsin, LLC                   Delaware
Sysco Food Services of Grand Rapids, LLC                        Delaware
Sysco Food Services - Gulf Coast, Inc. 22                       Delaware
Sysco Food Services of Hampton Roads, Inc. 23                   Delaware
Sysco Food Services of Idaho, Inc.                              Idaho
Sysco Food Services of Indianapolis, LLC                        Delaware
Sysco Food Services of Iowa, Inc.                               Delaware
Sysco Food Services of Jackson, LLC                             Delaware
Sysco Food Services - Jacksonville, Inc.                        Delaware
Sysco Food Services of Jamestown, LLC                           Delaware
Sysco Food Services of Kansas City, Inc.                        Missouri
Sysco Food Services of Las Vegas, Inc.                          Delaware
Sysco Food Services of Los Angeles, Inc.                        Delaware
Sysco Food Services of Metro New York, LLC 24                   Delaware
  *Walker Foods, Inc. 25                                        New York
Sysco Food Services of Minnesota, Inc.                          Delaware
Sysco Food Services of Montana, Inc.                            Delaware
Sysco Food Services of North Dakota, Inc.                       Delaware
Sysco Food Services of Northern New England, Inc.               Maine
Sysco Food Services of Oklahoma, LLC 26                         Delaware
Sysco Food Services of Philadelphia, LLC                        Delaware
Sysco Food Services of Pittsburgh, LLC 27                       Delaware
Sysco Food Services of Portland, Inc.                           Delaware
Sysco Food Services of Raleigh, LLC 28                          Delaware
Sysco Food Services of Sacramento, Inc.                         Delaware
Sysco Food Services of San Diego, Inc.                          Delaware

                                                             JURISDICTION
SUBSIDIARY NAME                                                   OF
                                                             INCORPORATION

Sysco Food Services of San Francisco, Inc.                      California
Sysco Food Services of Seattle, Inc.                            Delaware
Sysco Food Services of South Florida, Inc.                      Delaware
Sysco Food Services of Southeast Florida, LLC                   Delaware
Sysco Food Services of St. Louis, LLC                           Delaware
Sysco Food Services of Syracuse, LLC                            Delaware
Sysco Food Services of Vancouver, Inc. 29                       B.C., Canada
  *Four Seasons Food Ltd.                                       B.C., Canada
Sysco Food Services of Ventura, Inc.                            Delaware
Sysco Food Services of Virginia, LLC                            Delaware
Sysco Food Services - West Coast Florida, Inc.                  Delaware
Sysco Food Services of Spokane, Inc. 30                         Delaware
Sysco Intermountain Food Services, Inc.                         Delaware
Sysco/Louisville Food Services Co.                              Delaware
SyscoMed, Inc. (Inactive)                                       Delaware
Sysco Newport Meat Company                                      Delaware
Sysco SERCA Food Services of New England, Inc. (Inactive)       Delaware
Sysco Resources, Inc.                                           Delaware


                                   DIVISIONS

Honeyman's Beef Purveyors                                      SYSCO London
J. J. Derma Meats Ltd. SYSCO Food Services of Quebec
Pronamic Distribution                                          SYSCO Food Services of Regina
Royalty Foods31                                                SYSCO Sturgeon Falls
SYSCO Food Services of Atlantic Canada                         SYSCO Thunder Bay
SYSCO Food Services of Calgary                                 SYSCO Food Services of Toronto
SYSCO Food Services of Edmonton                                SYSCO Food Services of Winnipeg
SYSCO Kingston


                                 ASSUMED NAMES

           ENTITY NAME                                     DBA NAME

American Produce & Vegetable Company                 American FoodService
                                                     American Pre-Pack
                                                     Choppin' Block
                                                     River Ranch Southwest
Baugh Supply Chain Cooperative, Inc                  Afmark Transportation
                                                     Alfmark
                                                     BSCC Canada
                                                     Baugh Supply Chain Cooperative, Canada
                                                     Cooperative De Chaines D'Approvisionnement Baugh, Inc.
Buckhead Beef Company                                Buckhead Beef of Florida
                                                     Central Florida Foodservice

                                 ASSUMED NAMES

           ENTITY NAME                                     DBA NAME

Carnival Fruit Company, Inc.                         FreshPoint South Florida
Freedman Food Service of Austin, LP                  Texas Meat Purveyors
Freedman Food Service of San Antonio, LP             Texas Meat Purveyors
FreshPoint of Denver, Inc.                           JDS&R Produce
FreshPoint of Houston, Inc.                          Southern Produce
FreshPoint of Southern California, Inc.              FreshPoint of San Diego
                                                     FreshPoint Consolidation
                                                     G & G Produce
FreshPoint Tomato, LLC                               Nashville Tomato
Lee-Ray Tarantino Co., Inc.                          Golden State Produce
Movsovitz & Sons of Florida, Inc.                    FreshPoint Packers
                                                     Movsovitz of Georgia
                                                     FreshPoint Savannah
                                                     FreshPoint Jacksonville
                                                     FreshPoint North Florida
                                                     FreshPoint Southern Georgia
Overton Distributors, Inc.                           FreshPoint of Charlotte
                                                     FreshPoint - Overton
                                                     FreshPoint of Nashville
                                                     FreshPoint of Raleigh
                                                     FreshPoint Transportation
Pacific Produce Co., Ltd.                            Allied Foodservices
                                                     Pacific Produce - Nanaimo
Red's Market, Inc.                                   Red's Market - Tampa
                                                     Red's Market -- Orlando
                                                     FreshPoint-Red's Market of Central Florida
                                                     Red's Market
                                                     Garden Gourmet Specialties
                                                     FreshPoint Central Florida
                                                     FreshPoint West Coast Florida

Sysco Asian Foods, Inc.                              Asian Foods
SYSCO Corporation                                    Theimer-Sysco Food Services
                                                     Theimer Food Services
SYSCO Food Services of Canada, Inc.                  SYSCO Food Services of Canada
                                                     SYSCO Canada
                                                     SYSCO Food Services of Calgary
                                                     SYSCO Food Services of Edmonton
                                                     SYSCO Ventra
                                                     SYSCO Food Services of Winnipeg
                                                     SYSCO Food Services of Regina
                                                     SYSCO Regina
                                                     SYSCO Food Services of Quebec
                                                     SYSCO Services Alimentaires du Quebec
                                                     SYSCO Quebec
                                                     SYSCO Food Services of Atlantic Canada
                                                     SYSCO Food Services of Toronto
                                                     SYSCO Kingston
                                                     SYSCO Kingston Redistribution Centre


                                 ASSUMED NAMES

           ENTITY NAME                                     DBA NAME

                                                     SYSCO London
                                                     SYSCO Sturgeon Falls
                                                     SYSCO Thunder Bay
                                                     J.J. Derma Meats
                                                     Honeyman's Beef Purveyors
Sysco Food Services of Columbus, Inc.                Abbott Sysco Food Services
Sysco Food Services of Seattle, Inc.                 Sysco Food Services of Alaska
Sysco Food Services of Spokane, Inc.                 Sysco Food Services of Spokane

SYSCO Food Services of Vancouver, Inc.
                                                     Pronamic Distribution
                                                     Pronamic
                                                     The SYGMA Network of Canada



____________________________________

1    F/k/a Northeast Cooperative, Inc.
2    F/k/a Southeast Cooperative, Inc.
3    Acquired by Sysco Corporation on 5/27/2005; dba Facciola Meat Company
4    F/k/a G&G Produce Company
5    F/k/a Royal Foods Company, Inc.
6    F/k/a Imperial Produce Co., Inc.
7    F/k/a Mitt Parker Company, Incorporated
8    D/b/a Nashville Tomato
9    F/k/a Sysco Food Services of Oregon, Inc.
10   Franklin Supply Company merged into Breckenridge-Remy Co. 4/26/2002.  Guest
     Distribution   Services,   Inc.   merged  into  this  entity  on  7/2/2005.
     Breckenridge-Remy Co. merged into Breckenridge-Remy, LLC 10/1/2005.
11   F/k/a Guest International (Canada) Ltd.
12 F/k/a Nobel/Sysco Food Services Co. - Southwest Division began operating as a Limited Liability Company 1/1/2004
13 Limited partnership whose Limited Partner is Sysco Administrative Services, Inc. (99%) and General Partner is Sysco Corporation (1%)
14 Limited partnership whose Limited Partner is Sysco Administrative Services, Inc. (99%) and General Partner is Sysco Corporation (1%)
15 F/k/a Sysco Food Services of Ontario, Inc. which was formerly known as Strano Sysco Food Services Ltd.
16 A Limited Partnership whose General Partner is Sysco Financial Services, LLC (1%) and Limited Partner is Sysco Administrative Services II, Inc. (99%).
17   F/k/a Baraboo-Sysco Food Services
18   F/k/a Sysco Food Services of Modesto, Inc.
19   F/k/a Sysco Food Services of South Carolina, LLC
20 Sysco Merger Ohio, Inc. merged into Abbott Foods, Inc. which then changed its name to Sysco Food Services of Columbus, Inc. 10/15/2002 with a d/b/a
     Abbott   Sysco  Food   Services;   owns  99%   interest  of  Sysco   Abbott
     Transportation Services, Ltd.
21   Owns 1% interest of Sysco Abbott Transportation Services, Ltd.
22   Foldout to be located in Geneva,  Alabama  and  operational  sometime in FY
     2006
23   F/k/a Doughtie's Sysco Food Services, Inc.
24   F/k/a Ritter Sysco Food Services, LLC
25   Acquired by Sysco Food Services of Metro New York, LLC effective 6/01/2005
26 F/k/a Sysco Food Services of Oklahoma, Inc., converted to a Limited Liability Company effective 12/31/2002
27 F/k/a Sysco Food Services of Pittsburgh, Inc., merged with and into Sysco Food Services of Pittsburgh, LLC effective 12/31/2002
28   Foldout of Sysco Charlotte, to be operational sometime in 2006
29   F/k/a K.W. Food Distributors Ltd. (Konings)
30   F/k/a Sysco Food Services, Inc.
31   Acquired by Buckhead Beef Company effective 5/29/2005

                               Sysco Corporation
                            Schedule # 6.01 - Liens



                                                                        Capitalized
          Company                 IRB        Mortgage       Other          Lease          Total
---------------------------- -------------- ------------ ------------- -------------- --------------
Abbott                                   0            0             0        661,000        661,000
Arizona                                  0            0             0          6,000          6,000
Austin                                   0            0             0         96,000         96,000
Baltimore                                0            0             0        231,000        231,000
Central California                       0            0             0        155,000        155,000
Central Florida                          0            0             0        165,000        165,000
Central Penn                       934,000            0             0              0        934,000
Chicago                                  0            0             0         52,000         52,000
Cincinnati                               0            0             0        187,000        187,000
Denver                                   0            0             0        100,000        100,000
Detroit                                  0            0             0         28,000         28,000
East Wisconsin                           0            0             0         50,000         50,000
Grand Rapids                             0            0             0        154,000        154,000
Hallsmith                                0            0             0        248,000        248,000
Indianapolis                             0            0             0        189,000        189,000
Jackson                          4,500,000            0             0        176,000      4,676,000
Jacksonville                             0            0             0        192,000        192,000
Los Angeles                              0            0             0        229,000        229,000
Metro NY                                 0            0             0        170,000        170,000
Montana                          2,500,000    1,130,000             0              0      3,630,000
New Orleans                              0            0             0        226,000        226,000
N New England                            0            0             0        112,000        112,000
Oklahoma                                 0            0             0        153,000        153,000
Orr                                      0            0             0        180,000        180,000
Philadelphia                             0            0             0        221,000        221,000
San Antonio                              0            0             0         41,000         41,000
San Francisco                            0            0             0      1,134,000      1,134,000
Seattle                          8,000,000            0             0        159,000      8,159,000
Syracuse                                 0            0             0        176,000        176,000
Ventura                                  0            0             0        239,000        239,000
Virginia                                 0            0             0          1,000          1,000
West Coast Florida                       0            0             0         60,000         60,000
Serca Toronto                            0            0             0     20,913,000     20,913,000
Asian                                    0    2,446,000             0              0      2,446,000
Guest Supply                             0            0     6,287,000              0      6,287,000
Honeyman's                               0            0             0         53,000         53,000
FP American Foods                        0            0             0         77,000         77,000
FP Atlantic Group                        0            0             0          1,000          1,000
FP Corporate                             0            0             0        169,000        169,000
FP Lee Ray Tarantino                     0            0             0         36,000         36,000
FP Red's Market                          0            0             0         52,000         52,000
FP Piranha Foods                         0            0             0         48,000         48,000
FP Southern Calif                        0            0             0          1,000          1,000
Corporate                                0            0             0      5,167,000      5,167,000
---------------------------- -------------- ------------ ------------- -------------- --------------
GRAND TOTAL                     15,934,000    3,576,000     6,287,000     32,308,000     58,105,000
============================ ============== ============ ============= ============== ==============

                                                                       EXHIBIT A

                           ASSIGNMENT AND ASSUMPTION


     This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Applicable Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facilities identified below (including any guarantees in respect thereof) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). The Assigned Interest does not include any Swingline Commitment, but includes participations in any Swingline Loans. Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

          1.    Assignor: ____________________________________________________

          2.    Assignee: ____________________________________________________
                [and is an Affiliate/Approved Fund of [Identify Lender]]1

          3.    Borrower: [SYSCO Corporation; SYSCO International, Co.]




_____________________________
      1 Select as applicable.

          4. [U.S.; Canadian] Administrative Agent: [JPMorgan Chase Bank, N.A., as U.S. Administrative Agent under the Credit Agreement; JPMorgan Chase Bank N.A., Toronto Branch, as Canadian Administrative Agent under the Credit Agreement]

          5. Credit Agreement: The $500,000,000 Credit Agreement dated as of November 4, 2005, among SYSCO Corporation, SYSCO International, Co., the Lenders party thereto, JPMorgan Chase Bank, N.A., as U.S. Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent.

          6.   Assigned Interest:


Facilities Assigned     Aggregate Amount of        Amount of        Percentage Assigned
                        Commitment for all    Commitment Assigned      of Commitment2
                             Lenders

U.S. Commitment         $ 400,000,000         $                              %
Canadian Commitment     $ 100,000,000         $                              %


     Effective Date: ____________, 20___ [TO BE INSERTED BY [U.S; CANADIAN] ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].




_________________________
      2 Set forth, to at least 9 decimals, as a percentage of the Commintment of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:



                                        ASSIGNOR [NAME OF ASSIGNOR],

                                        by
                                           _____________________________________
                                           Title:


                                        ASSIGNEE [NAME OF ASSIGNEE],

                                        by
                                           _____________________________________
                                           Title:


[Consented to and]3 Accepted:

JPMORGAN CHASE BANK, N.A., as U.S.
Administrative Agent,

    by
       _____________________________________
       Title:


[Consented to:]4

SYSCO CORPORATION,

    by
       _____________________________________
      Title:





________________________
     3 To be included only if the consent of the U.S. Administrative Agent is required by Section 10.04(b)(i)(B) of the Credit Agreement

     4 o be included only if the consent of the Borrower is required by ion 10.04(b)(i)(S) of the Credit Agreement

                                                                         ANNEX 1


                               SYSCO CORPORATION
                            SYSCO INTERNATIONAL, CO.

                         $500,000,000 CREDIT FACILITIES

                       STANDARD TERMS AND CONDITIONS FOR
                           ASSIGNMENT AND ASSUMPTION


     1. Representations and Warranties.

     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Transaction, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transactions,
(iii) the financial condition of the Borrowers, any of the Subsidiaries or other Affiliates of the Company or any other Person obligated in respect of any Transaction or (iv) the performance or observance by the Borrowers, any of the Subsidiaries or other Affiliates of the Company or any other Person of any of their respective obligations under any Transaction.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on either Agent or any other Lender, and (v) if it is a Canadian Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on either Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transactions, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transactions are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Applicable Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.